EXHIBIT 10.1
Execution Version
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT
THIS FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Agreement”) is entered into as of May 4, 2020 (the “First Amendment Effective Date”) among CDK GLOBAL, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as the Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent, entered into that certain Term Loan Credit Agreement, dated as of August 17, 2018 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”);
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Agreement; and
WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement, subject to the terms and conditions specified in this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.          Amendments to Existing Credit Agreement; Effect of this Agreement; No Impairment.
(a)          The Existing Credit Agreement is amended and restated in its entirety to read in the form attached hereto as Annex A (the credit agreement attached hereto as Annex A being referred to herein as the “Amended Credit Agreement”).  Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect.  The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement.  The Amended Credit Agreement is not a novation of the Existing Credit Agreement.
(b)          Section 1.2 of Annex 1 attached to Exhibit A of the Existing Credit Agreement is amended to read as follows:
1.2          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies all of the requirements of an Eligible Assignee and any other requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the

Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04(a) thereof), as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon such Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (c) acknowledges and agrees that, as a Lender, it may receive confidential information concerning the Borrower and its Affiliates and agrees to use such information in accordance with Section 10.12 of the Credit Agreement; (d) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof; and (e) shall pay to the Administrative Agent an assignment fee to the extent required to be paid by the Assignee or Assignor under Section 10.04(c)(iii) of the Credit Agreement.
(c)           New Exhibits E, F and G are added to the Amended Credit Agreement to read in the forms of Exhibit E, Exhibit F and Exhibit G attached hereto.
(d)         This Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, and except as set forth herein shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents.
2.          Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:
(a)           The Administrative Agent shall have received counterparts of this Agreement signed on behalf of by the Borrower, the Required Lenders and the Administrative Agent.
(b)          The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that, before and after giving effect to the transactions contemplated by this Agreement on the First Amendment Effective Date, (i) the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct (A) in the case of representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all
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material respects, in each case on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (1) in the case of representations and warranties qualified as to materiality, in all respects, and (2) otherwise, in all material respects, as of such earlier date, and (ii) no Default or Event of Default shall have occurred and be continuing.
(c)          The Borrower shall have paid all fees and other amounts due and payable on or prior to the First Amendment Effective Date pursuant to this Agreement, the other Loan Documents and any fee letter entered into in connection with this Agreement and not heretofore paid, including, to the extent invoiced not later than the second Business Day prior to the First Amendment Effective Date (or such later date as the Borrower may agree), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower in connection with this Agreement and the transactions contemplated hereby.
3.          Miscellaneous.
(a)          The Loan Documents and the obligations of the Borrower thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Loan Document.
(b)          The Borrower represents and warrants that: (i) the execution and delivery of this Agreement and the performance by the Borrower of its obligations hereunder are within the Borrower’s powers and have been duly authorized by all necessary corporate and, if required, stockholder action; (ii) this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) the execution and delivery of this Agreement and the performance by the Borrower of its obligations hereunder (A) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as may be required under applicable securities laws and regulations, (B) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (D) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.
(c)         This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.  Subject to Section 10.17 of the Amended Credit Agreement, execution of this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.
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(d)          Each Lender party hereto represents and warrants that, after giving effect to this Agreement, the representations and warranties of such Lender set forth in the Amended Credit Agreement are true and correct as of the First Amendment Effective Date.  Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in the Amended Credit Agreement.  Each party hereto acknowledges and agrees to the provisions set forth in Section 10.19 and 10.20 of the Amended Credit Agreement.
(e)       Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(f)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(g)          The terms of Sections 10.09 and 10.10 of the Existing Credit Agreement with respect to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:	CDK GLOBAL, INC., a Delaware corporation

	By:	/s/ Lee J. Brunz
	Name:	Lee J. Brunz
	Title:	Executive Vice President, General Counsel and Secretary

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Melissa Mullis
	Name:	Melissa Mullis
	Title:	Assistant Vice President

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Casey Richardson
	Name:	Casey Richardson
	Title:	Vice President

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Inderjeet Singh Aneja
Name:	Inderjeet Singh Aneja
Title:	Executive Director

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By:	/s/ Matthew Antioco
Name:	Matthew Antioco
Title:	Director

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jennifer Hwang
Name:	Jennifer Hwang
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Evan Waschitz
Name:	Evan Waschitz
Title:	Director

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:	/s/ Joseph W. Linder
Name:	Joseph W. Linder
Title:	Vice President

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

BNP PARIBAS, as a Lender

By:	/s/ Eve Ravelojaona
Name:	Eve Ravelojaona
Title:	Director

By:	/s/ Yudesh Sohan
Name:	Yudesh Sohan
Title:	Director

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

MIZUHO BANK, LTD, as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Executive Director

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

CITIZENS BANK, N.A., as a Lender

By:	/s/ Lawrence Ridgway
Name:	Lawrence Ridgway
Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Mark Zobel
Name:	Mark Zobel
Title:	Vice President

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Stacy L. Keinz
Name:	Stacy L. Keinz
Title:	Assistant Vice President

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

TRUIST BANK, as a Lender

By:	/s/ Thomas P. Trail
Name:	Thomas P. Trail
Title:	Senior Vice President

CDK GLOBAL, INC.
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

Annex A

Amended Credit Agreement

See attached.

Published CUSIP Numbers:
Deal: 12508JAL4
3-Year Term Loan: 12508JAM2
5-Year Term Loan: 12508JAN0

ANNEX A

TERM LOAN CREDIT AGREEMENT
(as amended by that certain First Amendment to
Term Loan Credit Agreement dated May 4, 2020)

dated as of

August 17, 2018,

among

CDK GLOBAL, INC.,

The LENDERS Party Hereto

and

BANK OF AMERICA, N.A.,
as Administrative Agent,
___________________________
JPMORGAN CHASE BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
MUFG BANK, LTD.
and
WELLS FARGO BANK, N.A.,
as Syndication Agents

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
MUFG BANK, LTD.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

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SCHEDULES:

Schedule 2.01	–	Commitments
Schedule 3.17(a)	–	Subsidiaries
Schedule 3.17(b)	–	Loan Parties
Schedule 3.18	–	Insurance
Schedule 6.01	–	Existing Liens
Schedule 6.02	–	Existing Subsidiary Indebtedness
Schedule 6.03	–	Existing Sale and Leaseback Transactions
Schedule 6.05	–	Restrictive Agreements

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Interest Election Request
Exhibit C	--	Form of Note
Exhibit D-1	--	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2	--	Form of US Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3	--	Form of US Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4	--	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E	--	Form of Guarantee Agreement
Exhibit F	--	Form of Security and Pledge Agreement
Exhibit G		Form of Secured Party Designation Notice

THIS TERM LOAN CREDIT AGREEMENT dated as of August 17, 2018, is by and among CDK GLOBAL, INC., a Delaware corporation, the LENDERS party hereto, and BANK OF AMERICA, N.A., as Administrative Agent.
The Borrower has requested that the Lenders extend credit in the form of Loans denominated in US Dollars in an aggregate principal amount of $600,000,000, available to the Borrower on the Closing Date.  The proceeds of the Loans are to be used for general corporate purposes.
The Lenders are willing to provide the Loans referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:
“3-Year Term Loan” has the meaning specified in Section 2.01(a).
“3-Year Term Loan Borrowing” means 3-Year Term Loans of the same Type made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.
“3-Year Term Loan Commitment” means, with respect to each 3-Year Term Loan Lender, the commitment of such 3-Year Term Loan Lender to make a 3-Year Term Loan hereunder on the Closing Date, expressed as an amount representing the principal amount of the 3-Year Term Loan to be made by such 3-Year Term Loan Lender hereunder.  The initial amount of each 3-Year Term Loan Lender’s 3-Year Term Loan Commitment is set forth on Schedule 2.01.  The aggregate amount of the 3-Year Term Loan Commitments of all 3-Year Term Loan Lenders on the Closing Date is $300,000,000.
“3-Year Term Loan Lender” means (a) on the Closing Date, any Lender that has a 3-Year Term Loan Commitment at such time, and (b) at any time thereafter, any Lender that holds a 3-Year Term Loan at such time.
“5-Year Term Loan” has the meaning specified in Section 2.01(b).
“5-Year Term Loan Borrowing” means 5-Year Term Loans of the same Type made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.
“5-Year Term Loan Commitment” means, with respect to each 5-Year Term Loan Lender, the commitment of such 5-Year Term Loan Lender to make a 5-Year Term Loan hereunder on the Closing Date, expressed as an amount representing the principal amount of the 5-Year Term Loan to be made by such 5-Year Term Loan Lender hereunder.  The initial amount of each 5-Year Term Loan Lender’s 5-Year Term Loan Commitment is set forth on Schedule 2.01.  The aggregate amount of the 5-Year Term Loan Commitments of all 5-Year Term Loan Lenders on the Closing Date is $300,000,000.
 “5-Year Term Loan Lender” means (a) on the Closing Date, any Lender that has a 5-Year Term Loan Commitment at such time, and (b) at any time thereafter, any Lender that holds a 5-Year Term Loan at such time.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Obligations” means the due and punctual payment of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and its Subsidiaries under Secured Cash Management Agreements and Secured Hedge Agreements; provided, that, the Additional Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate; provided, that, if the Adjusted LIBO Rate shall be less than 0.75%, such rate shall be deemed 0.75% for purposes of this Agreement.
“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, or any successor appointed in accordance with Article VIII.  Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of Bank of America through which Bank of America shall determine to perform any of its obligations in such capacity hereunder in accordance with Article VIII.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent and the Collateral Agent, and “Agent” means any one of them.
“Agent Parties” has the meaning assigned to such term in Section 10.01(d).
“Agreement” means this Term Loan Credit Agreement, as amended from time to time in accordance with the terms hereof.
“Agreement Currency” has the meaning assigned to such term in Section 10.13(b).
  “Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1% per annum, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Adjusted LIBO Rate plus 1% per annum; provided, that, if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans.  Those loans may be priced at, above, or below such announced prime rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  For purposes of clause (c) above (subject, for the avoidance of doubt, to the proviso set forth in the definition of “Adjusted LIBO Rate”), the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Bloomberg screen page displaying interest rates for US Dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in US Dollars with a maturity of one month (without any rounding).  Any change in the Alternate Base Rate due to a change in Bank of America’s “prime rate”, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in Bank of America’s “prime rate”, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
“Applicable Creditor” has the meaning assigned to such term in Section 10.13(b).
“Applicable Rate” means, for any day, (a) with respect to any LIBOR Loan that is a 3-Year Term Loan, the applicable rate per annum set forth below under the caption “3-Year Term Loan – LIBO Rate Spread,” (b) with respect to any ABR Loan that is a 3-Year Term Loan, the applicable rate per annum set forth below under the caption “3-Year Term Loan – ABR Spread,” (c) with respect to any LIBOR Loan that is a 5-Year Term Loan, the applicable rate per annum set forth below under the caption “5-Year Term Loan – LIBO Rate Spread,” and (d) with respect to any ABR Loan that is a 5-Year Term Loan, the applicable rate per annum set forth below under the caption “5-Year Term Loan – ABR Spread,” as applicable, based upon the Ratings of Moody’s, S&P and Fitch in effect on such day:
	3-Year Term Loan		5-Year Term Loan
	LIBO Rate Spread	ABR Spread	LIBO Rate Spread	ABR Spread
Category 1 ≥ Baa2/BBB/BBB	1.625%	0.625%	1.750%	0.750%
Category 2 Baa3/BBB-/BBB-	1.750%	0.750%	1.875%	0.875%
Category 3 Ba1/BB+/BB+	2.000%	1.000%	2.125%	1.125%
Category 4 Ba2/BB/BB	2.250%	1.250%	2.375%	1.375%
Category 5 ≤ Ba3/BB-/BB- or unrated	2.750%	1.750%	2.875%	1.875%

; provided, that, upon the earlier to occur of (x) the Covenant Relief End Date and (y) the Initial Collateral and Guarantee Requirement Satisfaction Date, the “Applicable Rate” shall be determined by reference to the below grid, instead of the grid immediately preceding this proviso:

	3-Year Term Loan		5-Year Term Loan
	LIBO Rate Spread	ABR Spread	LIBO Rate Spread	ABR Spread
Category 1 ≥ Baa2/BBB/BBB	1.125%	0.125%	1.250%	0.250%
Category 2 Baa3/BBB-/BBB-	1.250%	0.250%	1.375%	0.375%
Category 3 Ba1/BB+/BB+	1.500%	0.500%	1.625%	0.625%
Category 4 Ba2/BB/BB	1.750%	0.750%	1.875%	0.875%
Category 5 ≤ Ba3/BB-/BB- or unrated	2.250%	1.250%	2.375%	1.375%

For purposes of the foregoing, (i) if the Ratings assigned by Moody’s, S&P and Fitch shall fall within different categories, then the applicable category shall be (A) the category in which two of the Ratings shall fall or (B) if there is no such category, the category in which the intermediate Rating shall fall, (ii)(A) if Moody’s or S&P shall not have a Rating in effect (other than by reason of the circumstances referred to in the last sentence of this definition), such Rating Agency shall be deemed to have a Rating in Category 5 and (B) if Fitch shall not have a Rating in effect (other than by reason of the circumstances referred to in the last sentence of this definition), the applicable category shall be the category in which the higher of the Ratings of Moody’s and S&P shall fall unless such Ratings differ by more than one category, in which case the applicable category shall be that immediately below the category in which the higher of such Ratings falls, and (iii) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first publicly announced by the Rating Agency making such change.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of a Rating from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating most recently in effect prior to such change or cessation.
“Arrangers” means, collectively, BofA Securities, Inc., JPMorgan Chase Bank, N.A., U.S. Bank National Association, MUFG Bank, Ltd. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities established hereby.
“Asset Sale” means the non-ordinary course sale (including any transaction that has the economic effect of a sale), transfer or other disposition (by way of merger or otherwise, including sales in connection with a Sale and Leaseback transaction (but excluding any disposition as a result of any condemnation or casualty in respect of property)) by the Borrower or any Subsidiary, of (a) any Equity Interests of any Subsidiary or (b) any other assets of the Borrower or any Subsidiary (other than inventory, licenses and sublicenses granted in the ordinary course of business, obsolete or worn out assets, scrap, cash equivalents, and marketable securities, in each case disposed of in the ordinary course of business and the unwinding of any Hedging Agreement), except: (i) Sale and Leaseback Transactions permitted by Section 6.03, (ii) any sale, transfer, license, lease or other disposition of property to the Borrower or any of its Subsidiaries; provided, that, if the transferor of such property is a Loan Party, (x) the transferee thereof must be a Loan Party or (y) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 6.08, (iii) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof, (iv) the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims, in each case, in the ordinary course of business and (v) (A) the grant of a Lien permitted by Section 6.01, (B) any sale, transfer, lease or other disposition (including by way of merger) permitted by Section 6.04B(a), (C) Investments permitted by Section 6.08 and (D) Restricted Payments permitted by Section 6.09B, in each case with respect to this clause (v), other than by reference to Section 6.10 or this definition (or any clause hereof or thereof).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).  In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
 “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means the Board of Directors of the Borrower.
“Borrower” means CDK Global, Inc., a Delaware corporation.
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrowing” means a 3-Year Term Loan Borrowing or a 5-Year Term Loan Borrowing, as the context may require.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in US Dollars in the London interbank market.
“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person, in its capacity as a party to a Cash Management Agreement, that (a) at the time it enters into a Cash Management Agreement with a Loan Party or a Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or a Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, that, for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such Person.
“CFC Holding Company” means each Domestic Subsidiary that has no material assets other than the Equity Interests of one or more (a) CFCs or (b) Persons described in this definition.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors by Persons who were not (i) directors of the Borrower on the Closing Date or (ii) nominated or appointed, or approved prior to their election, by the Board of Directors.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, no act, event or circumstance referred to in clause (a), (b) or (c) of this definition shall be deemed to have occurred prior to the Closing Date as a result of the applicable law, rule, regulation, interpretation, application, request, guideline or directive having been adopted, made or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or Basel III as promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities.
“Charges” has the meaning assigned to such term in Section 10.14.
“Closing Date” means August 17, 2018.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Collateral Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents; provided, that, “Collateral” shall not include any Excluded Property.
“Collateral Agent” means Bank of America, in its capacity as collateral agent for the Lenders, the “Lenders” under and as defined in the Revolving Credit Agreement and the holders of any Senior Notes Indenture Secured Obligations, or any successor appointed in accordance with Article VIII.  Unless the context requires otherwise, the term “Collateral Agent” shall include any Affiliate of Bank of America through which Bank of America shall determine to perform any of its obligations in such capacity in accordance with Article VIII.
“Collateral and Guarantee Period” means the period commencing upon the occurrence of any Collateral and Guarantee Trigger Event and ending on the date upon which the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full.
“Collateral and Guarantee Requirement” means, at any time during the Collateral and Guarantee Period, the requirement that:
(a)          the Administrative Agent shall have received from the Borrower and each Designated Subsidiary (i) either (A) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (B) in the case of any Person that becomes a Subsidiary after the Initial Collateral and Guarantee Requirement Satisfaction Date (it being understood that any Subsidiary ceasing to be an Excluded Subsidiary but remaining a Subsidiary shall be deemed to be such Subsidiary becoming a Subsidiary for purposes hereof), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, (ii) either (A) a counterpart of the Security and Pledge Agreement duly executed and delivered on behalf of such Person or (B) in the case of any Person that becomes a Subsidiary after the Initial Collateral and Guarantee Requirement Satisfaction Date (it being understood that any Subsidiary ceasing to be an Excluded Subsidiary but remaining a Subsidiary shall be deemed to be such Subsidiary becoming a Subsidiary for purposes hereof), a supplement to the Security and Pledge Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, (iii) either (A) a counterpart of the Pari Passu Intercreditor Agreement duly executed and delivered on behalf of such Person or (B) in the case of any Person that becomes a Subsidiary after the Initial Collateral and Guarantee Requirement Satisfaction Date (it being understood that any Subsidiary ceasing to be an Excluded Subsidiary but remaining a Subsidiary shall be deemed to be such Subsidiary becoming a Subsidiary for purposes hereof), a supplement to the Pari Passu Intercreditor Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, (iv) if such Person owns registrations of or applications for United States Patents, Trademarks or Copyrights that constitute Collateral, a counterpart of any applicable IP Security Agreement duly executed and delivered on behalf of such Person, and (v) such organization documents, resolutions and favorable opinions of counsel as the Administrative Agent shall require with respect to the Borrower or such Designated Subsidiary, as the case may be, all in form, content and scope reasonably satisfactory to the Administrative Agent;

(b)          all Equity Interests held directly by the Borrower or any other Loan Party shall have been pledged pursuant to the Security and Pledge Agreement (provided, that, the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holding Company), and the Collateral Agent shall, to the extent required by the Security and Pledge Agreement, have received certificates or other instruments representing all such Equity Interests in any Subsidiary, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; and
(c)          all documents and instruments, including UCC financing statements, required by applicable law to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and to perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been filed, registered or recorded or delivered to the Agents for filing, registration or recording.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if and for so long as the Administrative Agent and the Borrower reasonably agree that the cost (including any adverse tax consequences), burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
The Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any Guarantee by any Subsidiary where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(i)          Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Agents and the Borrower;
(ii)          the Collateral and Guarantee Requirement shall not apply to any of the following assets (collectively, the “Excluded Property”; each capitalized term used in this clause (ii) and clause (iii) below but not defined in this Agreement having the meaning given to it in the Security and Pledge Agreement or the Guarantee Agreement, as the case may be): (A) any asset (including any governmental licenses, state or local franchises, charters, authorizations or Equity Interests in any partnership, joint venture or Subsidiary that is not a wholly-owned Subsidiary) to the extent that the pledge of or grant of a security interest in such asset (1) is prohibited or restricted by applicable law, (2) requires a consent not obtained from any Governmental Authority pursuant to applicable law, (3) in the case of any Equity Interests in any partnership, joint venture or Subsidiary that is not a wholly-owned Subsidiary or any other Investment Property, is prohibited by any organizational or governance documents of any partnership, joint venture or Subsidiary that is not a wholly-owned Subsidiary or by any applicable shareholder or any similar agreement or (4) in the case of any assets acquired by the Borrower or any Subsidiary after the Initial Collateral and Guarantee Requirement Satisfaction Date, or any assets of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Subsidiary) after the Initial Collateral and Guarantee Requirement Satisfaction Date, is prohibited by, constitutes a breach or default under, results in the termination of, gives rise to a right on the part of any party thereto (other than the Borrower or any Subsidiary) to terminate or materially modify or requires any consent of any party thereto (other than the Borrower or any Subsidiary) under, in the case of this clause (4), any contract, license, agreement, instrument or other document that was in effect at the time of such acquisition or such Person becoming a Subsidiary (or such merger, amalgamation or consolidation) and was not entered into in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, amalgamation or consolidation) or the requirements of the Loan Documents, except, in each case under this clause (A), to the extent that such law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under the UCC or other applicable law or principles of equity, (B) any asset owned at the Initial Collateral and Guarantee Requirement Satisfaction Date, or thereafter acquired, by any Loan Party that is subject to a Lien securing a purchase money, project financing or finance lease obligation or a Capital Lease Obligation if (1) the contract or other agreement under which such Lien is granted (or the documentation providing for such obligation) prohibits the creation of any other Lien on such property or (2) a grant of any other Lien on such property would otherwise be prohibited by, constitute a breach or default under, result in the termination of, give rise to a right on the part of any party thereto (other than the Borrower or any Subsidiary) to terminate or materially modify or requires any consent of any party thereto (other than the Borrower or any Subsidiary) under, such contract or agreement, in each case to the extent both such Lien and such obligation secured thereby are permitted under the Loan Documents, (C) any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership, (D) Deposit Accounts and Securities Accounts (and cash and other assets maintained or credited therein) (1) exclusively used for payroll, payroll taxes and other employee wage and benefit payments, (2) exclusively used for taxes required by applicable law to be collected, remitted or withheld, (3) exclusively used for funds held in trust, or (4) containing an aggregate balance, for all such accounts taken together, of less than $10,000,000, (E) any intellectual property, lease, license or other agreement to the extent that a grant of a security interest therein is prohibited by, constitutes a breach or default under, results in the termination of, gives rise to a right on the part of any party thereto (other than the Borrower or any Subsidiary) to terminate or materially modify or requires any consent of any party thereto (other than the Borrower or any Subsidiary) under, such intellectual property, lease, license or other agreement, except to the extent that the term in such intellectual property, lease, license or other agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under the UCC or other applicable law or principles of equity, other than Proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (F) any fee-owned real property, (G) any leasehold interests in real property, (H) any intent-to-use trademark application or intent-to-use service mark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or intent-to-use service mark application under applicable Federal law; (I) Equity Interests in any special purpose Subsidiary (including, for the avoidance of doubt, any Special Purpose Securitization Subsidiaries), any not-for-profit Subsidiary or any captive insurance Subsidiary, (J) voting Equity Interests in any CFC or CFC Holding Company in excess of 65% of the voting Equity Interests in such CFC or CFC Holding Company, (K) Margin Stock (within the meaning of Regulation U of the Board), (L) any asset as to which the Borrower reasonably determines that creating or perfecting a pledge or security interest therein would result in material adverse tax consequences to the Borrower or any Subsidiary, (M) any asset as to which the Collateral Agent and the Borrower agree in writing that the cost of creating or perfecting a pledge or security interest therein is excessive in view of the benefits to be obtained by the Lenders therefrom, (N) Letter of Credit Rights (except to the extent constituting supporting obligations such that a Lien thereon may be perfected by filing of a financing statement under the UCC with respect to the applicable Loan Party) and (O) any Commercial Tort Claim as to which the applicable Loan Party has determined that it reasonably expects to recover less than $5,000,000; in each case other than any Proceeds, substitutions or replacements of the foregoing (unless such Proceeds, substitutions or replacements would constitute assets described in clauses (A) through (O) hereof);

(iii)        no deposit account control agreement, securities account control agreement or other control agreements, or (except with respect to Equity Interests represented or evidenced by certificates or instruments to the extent required by clause (b) above) other perfection by “control” shall be required with respect to any Collateral (including Letter of Credit Rights, Chattel Paper, Deposit Accounts, Securities Accounts and Commodity Accounts and intercompany Indebtedness);
(iv)         subject to clause (iii) above, except to the extent that perfection and priority may be achieved (x) by the filing of a financing statement under the UCC with respect to the applicable Loan Party, or (y) with respect to Equity Interests, by the delivery of certificates or instruments representing or evidencing such Equity Interests along with appropriate undated instruments of transfer executed in blank, no Loan Party shall be required to take any action with respect to, and the Loan Documents shall not contain any requirements as to, perfection or priority with respect to any assets or property described in clause (b) above;
(v)          no Loan Party shall be required to obtain any collateral access agreements, warehouse agreements, estoppel, bailee acknowledgments or any similar agreements;
(vi)         no Loan Party shall be required to provide any notice or obtain the consent of any Governmental Authority under the Federal Assignment of Claims Act or analogous state laws; and

(vii)          no actions in any jurisdiction outside of the United States or that are necessary to comply with the laws of any jurisdiction outside of the United States shall be required (it being understood that there shall be no security agreements, pledge agreements or share charge agreements governed under the laws of any jurisdiction outside of the United States).
“Collateral and Guarantee Trigger Event” means the occurrence of any one or more of the following during the period commencing on the First Amendment Effective Date and ending on the Covenant Relief End Date: (a) the Ratings Collateral and Guarantee Trigger Event shall occur or (b) the Leverage Ratio, as of the end of any period of four consecutive fiscal quarters of the Borrower, as set forth in a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent pursuant to Section 5.01(c), shall be greater than 4.25 to 1.00 (it being understood that if any such certificate is not delivered when due in accordance with Section 5.01(c), then, the “Collateral and Guarantee Trigger Event” shall be deemed to have occurred as of the date such certificate was required to have been delivered, if the Administrative Agent (in consultation with the Required Lenders) determines that the Leverage Ratio, as of the end of the applicable period of four consecutive fiscal quarters of the Borrower was greater than 4.25 to 1.00 and notifies the Borrower of such determination in writing).
“Collateral Documents” means, collectively, the Guarantee Agreement, the Security and Pledge Agreement, the IP Security Agreements and each of the guaranty agreements, security agreements, pledge agreements (in each case, together with any supplements or joinders with respect thereto) or other similar agreements delivered to the Administrative Agent and/or the Collateral Agent pursuant to Section 5.10 and/or to satisfy the Collateral and Guarantee Requirement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent.
 “Commitment” means a 3-Year Term Loan Commitment or a 5-Year Term Loan Commitment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
 “Communication” has the meaning assigned to such term in Section 10.17.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however determined) or that are franchise Taxes or branch profit Taxes.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a)          without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:
(i)          consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations and Securitization Transactions),
(ii)          consolidated income tax expense for such period,
(iii)          all amounts attributable to depreciation for such period and amortization of intangible assets for such period,
(iv)          any other non-recurring noncash charges for such period (including noncash compensation expense, but excluding any additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of inventory or accounts receivable or that is in respect of any item that was included in Consolidated Net Income in a prior period),

(v)          any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(vi)          any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,
(vii)          the cumulative effect for such period of a change in accounting principles,
(viii)          any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to the carrying out of any issuance of Equity Interests, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof), including (x) such fees, expenses or charges related to this Agreement and the Revolving Credit Agreement, and (y) any amendment or other modification of the Obligations or other Indebtedness, in an aggregate amount during any period of four consecutive fiscal quarters not to exceed $5,000,000,
(ix)          any (A) restructuring expenses attributable to the Borrower’s international businesses for such period, (B) “restructuring expenses” and “other business transformation expenses” (if incurred prior to June 30, 2020) attributable to the “Business Transformation Plan” (as each such term is used in the Borrower’s annual report on Form 10-K for the fiscal year ended June 30 2016 and its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2016), or (C) “business process modernization expenses” for such period attributable to the “Business Process Modernization Program” (as each such term is used in the Borrower’s annual report on Form 10-K for the fiscal year ended June 30, 2019), in each case, for such period; provided, that, (A) such expenses shall have been determined in a manner consistent with the Borrower’s practices prior to the First Amendment Effective Date and reflected as such in the Borrower’s annual or quarterly reports filed with the SEC, and (B) from and after the First Amendment Effective Date, the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(ix) plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(x) below plus the aggregate amount of cash payments which the Borrower chooses not to subtract in computing Consolidated EBITDA pursuant to the proviso at the end of this clause (a), shall not exceed $100,000,000 (or, solely with respect to the period of four consecutive fiscal quarters ending June 30, 2020, $125,000,000) in any period of four consecutive fiscal quarters,
(x)          legal and regulatory expenses including “ongoing expenses” (including, without limitation, settlement expenses and charges), in each case, for such period related to the matters identified under the heading “Competition Matters” in Note 11 of the Borrower’s financial statements included with the Borrower’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2018; provided, that, (A) such expenses shall have been determined in a manner consistent with the Borrower’s practices prior to the First Amendment Effective Date and reflected as such in the Borrower’s annual or quarterly reports filed with the SEC, and (B) from and after the First Amendment Effective Date, the aggregate amount added back to Consolidated EBITDA  pursuant to this clause (a)(x), plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(ix) above plus the aggregate amount of cash payments which the Borrower chooses not to subtract in computing Consolidated EBITDA pursuant to the proviso at the end of this clause (a), shall not exceed $100,000,000 (or, solely with respect to the period of four consecutive fiscal quarters ending June 30, 2020, $125,000,000) in any period of four consecutive fiscal quarters, and

(xi)          one-time, non-recurring integration, restructuring and litigation costs and expenses in connection with the ELEAD1ONE Acquisition in an aggregate amount during the term of this Agreement not to exceed $75,000,000;
provided, that, any cash payment made with respect to any noncash item added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a) (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; provided, further, that, in the case of any cash payments made with respect to legal expenses for the fiscal quarter ended June 30, 2019 that were added back to Consolidated EBITDA in a prior period as a noncash item pursuant to clause (a)(iv) above (and without duplication of any add-backs set forth in clause (a) above), the Borrower may, instead of subtracting such cash payments in computing Consolidated EBITDA for the period in which such cash payment is made, choose to not subtract such cash payments, so long as the aggregate amount of such cash payments which the Borrower chooses not to subtract in computing Consolidated EBITDA plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(ix) above plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(x) above, shall not exceed $100,000,000 (or, solely with respect to the period of four consecutive fiscal quarters ending June 30, 2020, $125,000,000) in any period of four consecutive fiscal quarters; and minus
(b)          without duplication and to the extent included in determining such Consolidated Net Income, the sum of:
(i)          any non-recurring noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Consolidated EBITDA for such prior period),
(ii)          any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(iii)          any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements, and
(iv)          the cumulative effect for such period of a change in accounting principles;
provided, further, that, Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition, or any exclusive license, of assets by the Borrower or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions and licenses in the ordinary course of business.  All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Borrower, attributable to any Subsidiary that is not wholly owned by the Borrower, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such Subsidiary.  For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with generally accepted financial practice as if such Material Acquisition or such Material Disposition had occurred on the first day of such period.

“Consolidated Interest Expense” means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Securitization Transactions) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.  For purposes of calculating Consolidated Interest Expense for any period, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with generally accepted financial practice as if such Material Acquisition or such Material Disposition had occurred on the first day of such period.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded (a) the income of any Person (other than the Borrower) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to clause (b) below, any other consolidated Subsidiary during such period and (b) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Subsidiary.
“Consolidated Net Tangible Assets” means, at any date, (a) total assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of the Borrower and the Subsidiaries and (ii) goodwill and other intangible assets of the Borrower and the Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements of the Borrower most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, the most recent consolidated financial statements of the Borrower referred to in Section 3.04(a)).  For purposes of this definition, the amount of assets and liabilities of any Subsidiary that is not wholly owned by the Borrower shall be included or deducted, as the case may be, only to the extent of the proportional equity interest directly or indirectly owned by the Borrower in such Subsidiary; provided, that, in the case of any such liabilities, to the extent such liabilities are recourse to the Borrower or any other Subsidiary, the full amount of such liabilities that are so recourse shall be deducted for purposes of this definition.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
“Covenant Relief End Date” means the first (1st) date occurring on or after the Covenant Relief Financial Deliveries Date on which the following conditions shall have been satisfied: (a) no Default or Event of Default shall have occurred and be continuing as of such date and (b) the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower required by Section 5.01(c) demonstrating that (i) the Leverage Ratio, as of the end of the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date shall not be greater than 3.75 to 1.00 and (ii) the Borrower was in compliance with Sections 6.06 and 6.07 as of the end of the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

“Covenant Relief Financial Deliveries Date” means the date upon which the Borrower shall have delivered to the Administrative Agent (a) the financial statements required by Section 5.01 for the period of four consecutive fiscal quarters of the Borrower ending December 31, 2021 and (b) the related certificate of a Financial Officer of the Borrower required by Section 5.01(c) for such period of four consecutive fiscal quarters of the Borrower.
“Covered Entity” means any of the following, (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 10.20.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Designated Non-Cash Consideration” means non-cash consideration received by the Borrower or any Subsidiary in connection with a Qualifying Asset Sale that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Financial Officer of the Borrower setting forth the basis of the fair market value of such non-cash consideration.
“Designated Subsidiary” means any Subsidiary that is not an Excluded Subsidiary.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“ELEAD1ONE Acquisition” means the acquisition by CDK Global, LLC, a Delaware limited liability company and subsidiary of the Borrower (“CDK Global”), of one hundred percent (100%) of the Equity Interests of Data Software Services, LLC (d/b/a Elead1ONE), a Georgia limited liability company (“DSS”), and certain of its Affiliates, pursuant to that certain Equity Purchase Agreement, dated as of June 28, 2018, by and among CDK Global, HJH Management Company, LLC, a Georgia limited liability company, Fresh Beginnings, a Georgia corporation (“Fresh Beginnings”), DSS, DSS Holdco, Inc., a Delaware corporation, Fresh Beginnings Holdco, Inc., a Delaware corporation, Judith S. Hathcock, an individual, in her capacity as the Representative (as defined therein) and the sole owner of DSS and Fresh

Beginnings, Hugh Hathcock, an individual (solely for the purposes set forth therein), Hope Hathcock, an individual, Hailee Hathcock, an individual, and Heather Hathcock, an individual.

“Electronic Copy” has the meaning assigned to such term in Section 10.17.
“Electronic Record” has the meaning assigned to such term in Section 10.17.
“Electronic Signature” has the meaning assigned to such term in Section 10.17.
“Eligible Assets” means long-term assets (including Equity Interests of a Person owning such assets) that are used or useful in the same line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any business reasonably related, incidental or ancillary thereto).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund and (d) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld); provided, that, (i) the Borrower’s approval shall not be required during the existence and continuation of an Event of Default and (ii) neither any individual (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit, of any individual), nor the Borrower or any Affiliate of the Borrower, shall qualify as an Eligible Assignee.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
 “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA; or (h) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Property” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.
“Excluded Subsidiary” means any Subsidiary that is (a) an Immaterial Subsidiary, (b) a Subsidiary that is prohibited by applicable law from guaranteeing the Obligations, (c) a Person that is prohibited by any contractual obligation, or the guarantee of the Obligations by which would require any approval or consent of any Person (other than the Borrower or any Subsidiary) that has not been received, in each case which prohibition or requirement is in existence at the time such Person becomes a Subsidiary (so long as such prohibition or requirement is not created in contemplation of or in connection with such Person becoming a Subsidiary), (d) a CFC, (e) a CFC Holding Company, (f) a Subsidiary that the Borrower reasonably determines that the provision of a Guarantee thereby would result in material adverse tax consequences to the Borrower or any Subsidiary, (g) a special purpose entity (including, for the avoidance of doubt, any Special Purpose Securitization Subsidiaries), (h) a not-for-profit Subsidiary, (i) a captive insurance company, (j) a non-wholly owned Subsidiary that is prohibited by any organizational or governance documents or by any applicable shareholder or any similar agreement from guaranteeing the Obligations or (k) a Subsidiary that the Borrower and the Administrative Agent have agreed to exclude from becoming a Loan Party pursuant to the provisions set forth in the definition of “Collateral and Guarantee Requirement”.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.02 of the Guarantee Agreement and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. Federal withholding Tax that is imposed on payments by the Borrower to such Lender pursuant to a law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office) (other than pursuant to an assignment request by the Borrower under Section 2.18(b)), (c) any withholding Taxes imposed by the United States pursuant to FATCA, and (d) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.16(f), except, in the case of clause (b) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16 or (ii) such withholding Tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.
“Existing Credit Agreements” means, collectively, (a) that certain credit agreement, dated as of September 16, 2014, among the Borrower, certain Subsidiaries from time to time party thereto, as borrowing subsidiaries, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, (b) that certain credit agreement, dated as of December 14, 2015, among the Borrower, the lenders from time to time party thereto, and Bank of America, as administrative agent, and (c) that certain credit agreement, dated as of December 9, 2016, among the Borrower, the lenders from time to time party thereto, and Bank of America, as administrative agent.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or equivalent of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers of the Borrower in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent.

“First Amendment Effective Date” means May 4, 2020.

“Fitch” means Fitch, Inc., and any successor to its rating agency business.
“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis and subject to Section 1.04.
“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including, without limitation, the Bank for International Settlements and the Basel Committee on Banking Supervision or any successor or similar authority to either of the foregoing).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that, the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” means the guarantee agreement substantially in the form of Exhibit E (with such adjustments thereto or in such other form as may otherwise be reasonably satisfactory to the Administrative Agent), to be dated on or about the Initial Collateral and Guarantee Requirement Satisfaction Date, executed in favor of the Administrative Agent by each Loan Party.
“Guarantor” means (a) each Subsidiary that is a party to the Guarantee Agreement, including each Subsidiary that may from time to time become a party thereto pursuant to Section 5.09 or Section 5.10, (b) with respect to (i) Additional Obligations owing by any Subsidiary, and (ii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 2.01 and 2.02 of the Guarantee Agreement) under the Guarantee Agreement, the Borrower, and (c) the successors and permitted assigns of the foregoing.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person in its capacity as a party to a Hedging Agreement that, (a) at the time it enters into a Hedging Agreement not prohibited by this Agreement with a Loan Party or a Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedging Agreement not prohibited by this Agreement with a Loan Party or a Subsidiary, in each case, in its capacity as a party to such Hedging Agreement; provided, that, in the case of a Secured Hedge

Agreement with a Person who is no longer a Lender (or an Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that, for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Immaterial Subsidiary” means, as of any date, any Subsidiary that is not a Material Subsidiary at such date.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (limited to the value of the property securing such Indebtedness if such Indebtedness has not been assumed), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Securitization Attributable Indebtedness of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.03(b).
“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
“Initial Collateral and Guarantee Requirement” means the requirement that, after the occurrence of any Collateral and Guarantee Trigger Event, (a)(i) the Borrower shall have satisfied the Collateral and Guarantee Requirement and (ii) Designated Subsidiaries that (together with the Borrower) (A) generated at least sixty percent (60%) of total consolidated revenues of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to the Initial Collateral and Guarantee Requirement Satisfaction Date for which financial statements have been delivered pursuant to Section 5.01 and (B) have total consolidated assets of at least sixty percent (60%) of total consolidated assets of the Borrower and its Subsidiaries as of the Initial Collateral and Guarantee Requirement Satisfaction Date, in each case, shall have satisfied the Collateral and Guarantee Requirement, (b) the Loan Parties (in the aggregate) shall have granted valid and perfected security interests (prior to all Liens on such assets, except for Liens (i) permitted by this Agreement which may have priority over the Liens of the Collateral Agent on such assets by operation of law (including the priority rules under the UCC) or (ii) which are otherwise permitted pursuant to Section 6.01 of this Agreement) to the Collateral Agent in assets constituting at least sixty percent (60%) of total consolidated assets of the Borrower and its Subsidiaries as of the Initial Collateral and Guarantee Requirement Satisfaction Date, (c) the Administrative Agent shall have received a certificate, dated as of the Initial Collateral and Guarantee Requirement Satisfaction Date and signed by the President, a Vice President or a Financial Officer of the Borrower, (i) certifying that the Loan Parties have satisfied the requirements set forth in clauses (a) and (b) of this definition as of the Initial Collateral and Guarantee Requirement Satisfaction Date, (ii) confirming that, after the satisfaction of the conditions set forth in clauses (a) and (b) of this definition, the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents are true and correct (A) in the case of representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all material respects, in each case on and as of the Initial Collateral and Guarantee Requirement Satisfaction Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (1) in the case of representations and warranties qualified as to materiality, in all respects, and (2) otherwise, in all material respects, as of such earlier date and (iii) attaching thereto true, correct and complete copies of Schedules 3.17(a), 3.17(b) and 3.18, (d) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties as of the Initial Collateral and Guarantee Requirement Satisfaction Date, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (e) the Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Initial Collateral and Guarantee Requirement Satisfaction Date) of legal counsel for the Loan Parties with respect to the transactions contemplated hereby, in form and substance reasonably satisfactory to the Administrative Agent.  For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.

“Initial Collateral and Guarantee Requirement Satisfaction Date” means the date on which the Loan Parties shall have satisfied the Initial Collateral and Guarantee Requirement.
 “Interest Election Request” means a request by the Borrower, appropriately completed and signed by a Financial Officer of the Borrower, to convert or continue a Borrowing in accordance with Section 2.05, in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date for the applicable Loans and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date for the applicable Loans and, in addition, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.  If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, or, in the case of LIBOR Loans where the next succeeding Business Day falls in the next succeeding calendar month, the next preceding Business Day.

“Interest Period” means, with respect to any LIBOR Borrowing, (a) the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one,

two, three or six months (or, if agreed by all the Lenders, seven days or 12 months) thereafter (in each case, subject to availability), as the Borrower may elect, or (b) for purposes of the penultimate sentence of Section 2.05(c) only, a Non-Standard Interest Period; provided, that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person or (b) a loan, advance or capital contribution to, guarantee or assumption of  Indebtedness for borrowed money of, or purchase or other acquisition of any other Indebtedness for borrowed money of another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness for borrowed money of such other Person, but excluding any acquisition of (i) all of the Equity Interests of any Person or (ii) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person).  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment).
“IP Security Agreements” has the meaning assigned to such term in the Security and Pledge Agreement.
“IRS” means the United States Internal Revenue Service.
“Judgment Currency” has the meaning assigned to such term in Section 10.13(b).
“Lender” means each of the Persons listed as a “Lender” on the signature pages to this Agreement, each other Person that becomes a “Lender” in accordance with this Agreement (including any Person that becomes a party hereto pursuant to an Assignment and Assumption) and their respective successors and assigns.  The term “Lender” shall exclude any Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Leverage Ratio” means, at any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date.
 “LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.
 “LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“LIBOR Successor Rate” has the meaning specified in Section 2.19.
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Collateral Documents, the Guarantee Agreement, the Pari Passu Intercreditor Agreement, each document or other agreement entered into in connection with the Transactions and designated by its terms as a “Loan Document” and, except for purposes of Section 10.02(b), each promissory note delivered pursuant to this Agreement.  The Loan Documents shall specifically exclude any Secured Cash Management Agreement and any Secured Hedge Agreement.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement entered into in connection with a Hedging Agreement.
“Material Acquisition” means any individual acquisition of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided, that, the aggregate consideration for such individual acquisition (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $250,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.
 “Material Disposition” means any individual sale, transfer or other disposition of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) of the Borrower or any

Subsidiary; provided, that, the aggregate consideration for such individual sale, transfer or other disposition (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $250,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $75,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary” means (a) any Subsidiary that directly or indirectly owns any Equity Interest in or Controls any Material Subsidiary and (b) any other Subsidiary (i) the consolidated revenues of which for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the first delivery of such financial statements, the most recent consolidated financial statements of the Borrower referred to in Section 3.04(a)) were greater than 10.0% of the Borrower’s total consolidated revenues for such period or (ii) the consolidated assets of which as of the end of such period were greater than 10.0% of the Borrower’s total consolidated assets as of such date; provided, that, if at any time the aggregate consolidated revenues or consolidated assets of all Subsidiaries that are not Material Subsidiaries for or at the end of any period of four fiscal quarters exceeds 10% of the Borrower’s consolidated revenues for such period or 10% of the Borrower’s consolidated assets as of the end of such period, the Borrower shall (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent may) designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.  For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.
“Maturity Date” means (a) with respect to the 3-Year Term Loans, August 17, 2021, and (b) with respect to the 5-Year Term Loans, August 17, 2023; provided, that, in each case, if such date is not a Business Day, the applicable Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning assigned to such term in Section 10.14.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means, means the aggregate cash and cash equivalents proceeds received by the Borrower or any Subsidiary in respect of any Asset Sale, net of (a) selling expenses paid or payable to a third party in connection therewith (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes actually paid or payable in connection with such sale), (b) amounts provided as a reserve, in accordance with GAAP, against (i) any liabilities under any indemnification obligations associated with such Asset Sale or (ii) any other liabilities retained by the Borrower or any of its Subsidiaries associated with the assets disposed of in such Asset Sale (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (c) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than Indebtedness under the Loan Documents) which is secured by a Lien on the assets disposed of in such Asset Sale (so long as such Lien was permitted to encumber such assets under the Loan Documents at the time of such sale) and which is repaid or required to be repaid (provided, that, to the extent such Indebtedness for borrowed money is not repaid within one hundred eighty (180) days of such Asset Sale such cash or cash equivalents proceeds shall then constitute “Net Cash Proceeds”) with such proceeds (other than any such Indebtedness assumed by the purchaser of such assets), and (d) in the case of any such cash or cash equivalents proceeds received by any Subsidiary that is not a wholly owned Subsidiary, the pro rata portion of such proceeds allocable to the holders (other than the Borrower and its Subsidiaries) of Equity Interests in such Subsidiary that is not a wholly owned Subsidiary (calculated without regard to this clause (d)) and not available for distribution to or for the account of the Borrower or a Subsidiary as a result thereof.

“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 10.02, and that has been consented to by the Required Lenders and, in the case of any amendment, modification or waiver that requires the consent of the Required 3-Year Term Loan Lenders or the Required 5-Year Term Loan Lenders, the Required 3-Year Term Loan Lenders or the Required 5-Year Term Loan Lenders, as applicable.
“Non-Standard Interest Period” means, with respect to any LIBOR Borrowing, a period (other than a seven day Interest Period, and subject to availability) commencing on the date of such Borrowing and ending less than one month thereafter, as the Borrower may elect.
“Obligations” means the due and punctual payment of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents; provided, that, from and after any Collateral and Guarantee Trigger Event, the Obligations shall include the Additional Obligations; provided, further, that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“Other Connection Taxes” means, with respect to any recipient of any payment made on account of an Obligation, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Pari Passu Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably satisfactory to the Agents and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of pari passu senior secured credit facilities, to be dated on or about the Initial Collateral and Guarantee Requirement Satisfaction Date, executed by the Agents, Bank of America, as administrative agent under the Revolving Credit Agreement and the Loan Parties.
“Participant” has the meaning assigned to such term in Section 10.04(g).
“Participant Register” has the meaning assigned to such term in Section 10.04(g).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Asset Sale” means any Qualifying Asset Sale by the Borrower or any Subsidiary; provided, that, the Borrower has (a) voluntarily prepaid the Loans pursuant to and in accordance with Section 2.10, in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower and its Subsidiaries from such Qualifying Asset Sale or (b) on a pro rata basis, prepaid or redeemed (i) the Loans pursuant to and in accordance with Section 2.10 and (ii) Indebtedness under any one or more Senior Notes Indentures in accordance with the terms of such Senior Notes Indentures, in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower and its Subsidiaries from such Qualifying Asset Sale; provided, further, that, with respect to any Qualifying Asset Sale, to the extent that the Borrower or such Subsidiary reinvests such Net Cash Proceeds in Eligible Assets within three hundred sixty five (365) days of the date of such Qualifying Asset Sale (as to any Qualifying Asset Sale, such three hundred sixty five (365) day period being the “Reinvestment Period” for such Qualifying Asset Sale) such Net Cash Proceeds shall not be required to be so applied to prepay or redeem the Loans or Indebtedness under the Senior Notes Indentures in order for such Qualifying Asset Sale to constitute a “Permitted Asset Sale” during the Reinvestment Period with respect to such Qualifying Asset Sale (it being understood that if such Net Cash Proceeds have not been so reinvested by the end of the applicable Reinvestment Period, the Borrower or such Subsidiary must prepay or redeem the Loans or Indebtedness under the Senior Notes Indentures in accordance with the first proviso of this definition at the end of such Reinvestment Period in order for such Qualifying Asset Sale to thereafter constitute a “Permitted Asset Sale”).
 “Permitted Encumbrances” means:
(a)          Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;
(c)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)         deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and
(f)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries;
provided, that, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Lien in favor of the PBGC.
“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.
“Permitted Securitization Financing” means one or more transactions pursuant to which (a) Receivables Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (b) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets (including conduit and warehouse financings) and any Hedging Agreements entered into in connection with such Receivables Assets; provided, that, recourse to the Borrower or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Borrower in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Securitization Subsidiary)).
“Permitted Share Repurchases” means any Share Repurchase made by the Borrower, so long as (a) no Event of Default exists immediately prior to and after giving effect thereto and (b) the aggregate amount of all such Share Repurchases shall not exceed $40,000,000 in any fiscal year of the Borrower.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.
“Platform” has the meaning assigned to such term in Section 5.01.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 5.01.
“Qualifying Asset Sale” means any Asset Sale by the Borrower or any Subsidiary; provided, that, (a) at the time of such Asset Sale, no Event of Default shall have occurred and be continuing or would result from such Asset Sale, (b) such Disposition shall be for fair market value (as determined by the Borrower in good faith) and (c) the purchase price for the property or assets acquired in such Asset Sale shall be paid to the Borrower or such Subsidiary, as the case may be, for not less than seventy-five percent (75%) cash and cash equivalent consideration; provided, however, that for the purposes of this clause (c), the following shall be deemed to be cash:  (i) any liabilities (as shown on the Borrower’s most recent balance sheet (or in the footnotes thereto) provided hereunder) of the Borrower or such Subsidiary (other than liabilities that are by their terms subordinated to (x) the Obligations and (y) the Obligations under and as defined in the Revolving Credit Agreement) that are assumed by the transferee with respect to the applicable Asset Sale and for which the Borrower and its Subsidiaries shall have been validly released by all applicable creditors in writing, (ii) any securities received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received in the conversion) within one hundred eighty (180) days following the closing of the applicable Asset Sale; and (iii) any Designated Non-Cash Consideration in respect of such Asset Sale having an aggregate fair market value, taken together with the Designated Non-Cash Consideration in respect of all other “Qualifying Asset Sales”, not in excess of $10,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured as of the time received).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 10.20.
“Quotation Day” means, for any Interest Period, the day two Business Days prior to the first day of such Interest Period.
“Rating Agencies” means Moody’s, S&P and Fitch.
“Ratings” means the public ratings from time to time established by the Rating Agencies for the Index Debt, and “Rating” means any one of them.
“Ratings Collateral and Guarantee Trigger Event” means the occurrence of both of the following: (a) the Rating from Moody’s shall be Ba2 or worse and (b) the Rating from S&P shall be BB or worse.  If the rating system of Moody’s or S&P shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of a Rating from such Rating Agency.
 “Receivables Assets” means, with respect to any Person, accounts receivable, indebtedness and other obligations owed to or owned by such Person (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a Securitization Transaction or, solely for purposes of Section 6.01(g) and Section 6.02(l), a transaction contemplated by such sections.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided, that, (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been an obligor in respect of such Original Indebtedness; and (c) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Register” has the meaning assigned to such term in Section 10.04(e).
“Reinvestment Period” has the meaning assigned to such term in the definition of “Permitted Asset Sale”.
“Related Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, one or more Lenders having outstanding Loans representing more than 50% of the aggregate principal amount of all the Loans then outstanding.
“Required 3-Year Term Loan Lenders” means, at any time, one or more 3-Year Term Loan Lenders having outstanding 3-Year Term Loans representing more than 50% of the aggregate principal amount of all the 3-Year Term Loans then outstanding.
“Required 5-Year Term Loan Lenders” means, at any time, one or more 5-Year Term Loan Lenders having outstanding 5-Year Term Loans representing more than 50% of the aggregate principal amount of all the 5-Year Term Loans then outstanding.
“Resignation Effective Date” has the meaning assigned to such term in Article VIII.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Revolving Credit Agreement” means that certain revolving credit agreement, dated as of the Closing Date, among, inter alios, the Borrower, certain Subsidiaries from time to time party thereto, the lenders from time to time party thereto and Bank of America, as administrative agent.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial Inc., and any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction Laws” means laws and executive orders of the United States, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant and applicable sanctions authority imposing economic or financial sanctions or trade embargoes, and regulations implementing such laws and executive orders.
 “Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanction Laws.
 “Sanctioned Person” means, at any time, (a) any Person that is included on any list of designated Persons maintained by the Office of Foreign Assets, Her Majesty’s Treasury of the United Kingdom, or on any comparable list maintained under applicable Sanction Laws, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person that is currently the subject of Sanction Laws, or (d) any Person owned or controlled by any such Person or the Persons described in the foregoing clause (a), (b) or (c).
“Scheduled Unavailability Date” has the meaning specified in Section 2.19.
“Screen Rate” means, in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or, in the case of a Non-Standard Interest Period, with a term of one month), as displayed on the applicable Bloomberg screen page that displays such rate (or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time); provided, that, if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall for all purposes of this Agreement be zero.
“SEC” means the United States Securities and Exchange Commission.
“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party or any Subsidiary and any Cash Management Bank.
“Secured Hedge Agreement” means any Hedging Agreement not prohibited by this Agreement between any Loan Party or any Subsidiary and any Hedge Bank.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit G.
“Securitization Attributable Indebtedness” means, as of any date of determination, the amount of obligations outstanding under the legal documents entered into as part of any Securitization Transaction on such date that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal).
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions pursuant to which such Person (or any subsidiary of such Person) may, directly or indirectly, sell, convey or otherwise transfer, or grant a security interest in, any Receivables Assets of such Person (or any subsidiary of such Person), to a special purpose subsidiary of such Person or an Affiliate of such Person.

“Security and Pledge Agreement” means the security and pledge agreement substantially in the form of Exhibit F (with such adjustments thereto or in such other form as may otherwise be reasonably satisfactory to the Agents), to be dated on or about the Initial Collateral and Guarantee Requirement Satisfaction Date, executed in favor of the Collateral Agent by each Loan Party.
“Senior Notes Indenture Secured Obligations” means, as of any date, any obligations under one or more Senior Notes Indentures that have become secured obligations on a pari passu basis with the Obligations in accordance with the terms and provisions of the applicable Senior Notes Indenture(s) and the terms and provisions of the Loan Documents.
“Senior Notes Indentures” means (a) the Indenture, dated as of October 14, 2014, between the Borrower, as issuer, and U.S. Bank National Association, as trustee, relating to the Borrower’s 4.50% senior notes due 2024, (b) the Indenture, dated as of May 15, 2017, between the Borrower, as issuer, and U.S. Bank National Association, as trustee, relating to the Borrower’s 4.875% senior notes due 2027, (c) the Indenture, dated as of June 18, 2018, between the Borrower, as issuer, and U.S. Bank National Association, as trustee (as supplemented by that certain Officer’s Certificate pursuant to Sections 2.02, 10.04 and 10.05 of the Indenture, dated as of June 18, 2018, provided by the Borrower), relating to the Borrower’s 5.875% senior notes due 2026, and (d) the Indenture, dated as of May 15, 2019, between the Borrower, as issuer, and U.S. Bank National Association, as trustee, relating to the Borrower’s 5.25% senior notes due 2029; and “Senior Notes Indenture” means any one of them.
“Share Repurchase” means any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary, but excluding the receipt by the Borrower and its Subsidiaries of Equity Interests of the Borrower as payment (a) for stock option exercises, (b) for withholding taxes due on stock option exercises, (c) for the vesting of restricted share units from stock based compensation program participants and (d) in connection with similar equity based incentive programs, in each case, in the ordinary course of business.
“Special Purpose Securitization Subsidiary” means a direct or indirect wholly-owned Subsidiary of the Borrower established in connection with a Permitted Securitization Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner (as determined by the Borrower in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the Borrower or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code of the United States (or other insolvency law).
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.02 of the Guarantee Agreement).
“Specified Time” means 11:00 a.m., London time.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to Regulation D.  LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person, any corporation or other entity with respect to which such Person alone owns, subsidiaries of such Person own, or such Person and one or more of its subsidiaries together own, directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the board of directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.
“Subsidiary” means any subsidiary of the Borrower.
“Supported QFC” has the meaning assigned to such term in Section 10.20.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Syndication Agents” means, collectively, JPMorgan Chase Bank, N.A., U.S. Bank National Association, MUFG Bank, Ltd. and Wells Fargo Bank, N.A., in their capacities as syndication agents with respect to the credit facilities established hereunder.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, computed on a consolidated basis, but excluding contingent obligations of the Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness.  For purposes of this definition, the amount of any Indebtedness shall be determined in accordance with GAAP but without giving effect to any election permitted under GAAP to value such Indebtedness at “fair value” or to any other accounting principle that would result in the amount of such Indebtedness (other than zero coupon Indebtedness) being below the stated principal amount thereof.
“Transactions” means (a) prior to the occurrence of any Collateral and Guarantee Trigger Event, (i) the execution, delivery and performance by the Borrower of the Loan Documents, (ii) the borrowings of Loans hereunder and the use of the proceeds thereof and (iii) the payment of fees and expenses incurred in connection with the foregoing and (b) if any Collateral and Guarantee Trigger Event occurs, (i) the execution, delivery and performance by the Loan Parties of the Loan Documents, (ii) the borrowings of Loans hereunder and the use of the proceeds thereof and (iii) the payment of fees and expenses incurred in connection with the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

 “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
 “United States” means the United States of America.
“US Dollars” or “$” means the lawful currency of the United States.
“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.20.
“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.        Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be referred to by Type (e.g., a “LIBOR Loan”).  Borrowings also may be referred to by Type (e.g., a “LIBOR Borrowing”).
SECTION 1.03.          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, rules or regulations), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

SECTION 1.04.          Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP, as in effect from time to time.  The Borrower will provide a written summary of material changes in GAAP applicable to the Borrower and in the consistent application thereof with each certificate delivered in accordance with Section 5.01(c) (which requirement for a written summary of material changes may be satisfied by including such summary in the Borrower’s public filings available on the SEC’s website at www.sec.gov).  If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (a) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith, and (b) the Borrower shall provide to the Administrative Agent and the Lenders summary financial statements required under this Agreement or as requested hereunder setting forth an unaudited reconciliation between GAAP as in effect and applied immediately before such change and GAAP after giving effect to such change.  Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Borrower referred to in Section 3.04(a)(i) for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above, and (iii) all financial statements required to be delivered pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP, as in effect from time to time.

SECTION 1.05.        Currency Translation.  For purposes of Article VI and the definitions employed therein, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Borrower’s most recent annual or quarterly financial statements

SECTION 1.06.          Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for comparable or successor rate thereto to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes. Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto, that:  (a) LIBOR (i) may be subject to methodological or other changes which could affect its value, (ii) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended (EU Benchmarks Regulation)) and/or (iii) may be permanently discontinued; and (b) the occurrence of any of the aforementioned events and/or a Screen Rate replacement event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.
ARTICLE II

THE CREDITS
SECTION 2.01.          Commitments.
(a)          Subject to the terms and conditions set forth herein, each 3-Year Term Loan Lender agrees to make a term loan (each, a “3-Year Term Loan”) to the Borrower, denominated in US Dollars, on the Closing Date in a principal amount equal to its 3-Year Term Loan Commitment.  Subject to the penultimate sentence of Section 2.05(c), each 3-Year Term Loan shall initially be a LIBOR Loan with an Interest Period of one (1) month.  Amounts repaid or prepaid in respect of 3-Year Term Loans may not be reborrowed.
(b)          Subject to the terms and conditions set forth herein, each 5-Year Term Loan Lender agrees to make a term loan (each, a “5-Year Term Loan”) to the Borrower, denominated in US Dollars, on the Closing Date in a principal amount equal to its 5-Year Term Loan Commitment.  Subject to the penultimate sentence of Section 2.05(c), each 5-Year Term Loan shall initially be a LIBOR Loan with an Interest Period of one (1) month.  Amounts repaid or prepaid in respect of 5-Year Term Loans may not be reborrowed.
SECTION 2.02.          Loans and Borrowings.
(a)         (i)          Each 3-Year Term Loan shall be made as part of a 3-Year Term Loan Borrowing consisting of 3-Year Term Loans of the same Type made by the 3-Year Term Loan Lenders as outlined in Section 2.01(a).  The failure of any 3-Year Term Loan Lender to make a 3-Year Term Loan required to be made by it shall not relieve any other 3-Year Term Loan Lender of its obligations hereunder; provided, that, the 3-Year Term Loan Commitments of the 3-Year Term Loan Lenders are several and no 3-Year Term Loan Lender shall be responsible for any other 3-Year Term Loan Lender’s failure to make a 3-Year Term Loan as required.

(ii)          Each 5-Year Term Loan shall be made as part of a 5-Year Term Loan Borrowing consisting of 5-Year Term Loans of the same Type made by the 5-Year Term Loan Lenders as outlined in Section 2.01(b).  The failure of any 5-Year Term Loan Lender to make a 5-Year Term Loan required to be made by it shall not relieve any other 5-Year Term Loan Lender of its obligations hereunder; provided, that, the 5-Year Term Loan Commitments of the 5-Year Term Loan Lenders are several and no 5-Year Term Loan

Lender shall be responsible for any other 5-Year Term Loan Lender’s failure to make a 5-Year Term Loan as required.

(b)          Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or LIBOR Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that, any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)          At the commencement of each Interest Period for any LIBOR Borrowing, and at the time any Borrowing is converted to or continued as an ABR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, that, a LIBOR Borrowing that results from a continuation of an outstanding LIBOR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  Borrowings of more than one Type may be outstanding at the same time; provided, that, there shall not be more than a total of 15 LIBOR Borrowings in the aggregate at any time outstanding.
(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for the applicable Loans.
SECTION 2.03.          [Reserved].
SECTION 2.04.          Funding of Borrowings.
(a)          Each Lender shall make each Loan to be made by it hereunder by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to such account as shall be designated by the Borrower for such purpose.
(b)          Unless the Administrative Agent shall have received notice from a Lender prior to any Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loans.

SECTION 2.05.          Interest Elections.

(a)         Each Borrowing initially shall be of the Type specified in Section 2.01 and shall have an initial Interest Period as specified in such Section.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of a conversion of a Borrowing to or a continuation of a Borrowing as a LIBOR Borrowing, by not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed continuation or conversion or (ii) in the case of a conversion of a Borrowing to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed conversion; provided, that, if the Borrower wishes to request LIBOR Loans having an Interest Period other than 1, 2, 3 or 6 months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, four Business Days prior to the requested date of such LIBOR Borrowing, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and, not later than 11:00 a.m., New York City time, three Business Days before the requested date of such LIBOR Borrowing, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders.  Each such telephonic notice shall be irrevocable and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of an executed written Interest Election Request signed by the Borrower.  Notwithstanding any other provision of this Section, the Borrower shall not be permitted to elect an Interest Period for LIBOR Loans that does not comply with Section 2.02(d).
(c)          Each telephonic notice referred to in the preceding paragraph (b) and each written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this Section:
(i)          the Borrowing to which such notice and Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)          the effective date of the election made pursuant to such notice and Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and
(iv)        if the resulting Borrowing is to be a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such notice and Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Notwithstanding any other provision of this Agreement, the Borrower may elect a Non-Standard Interest Period on only a single occasion, and only for the purpose of causing the subsequent Interest Periods under this Agreement to end on the same dates as each “Interest Period” under and as defined in the Existing Credit Agreements.  Each Lender waives any “breakage” costs that it would otherwise be entitled to pursuant to Section 2.15 of any of the Existing Credit Agreements in connection with the repayment of the Existing Credit Agreements on the Closing Date.
(d)          Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (provided, that, no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to the Borrower), then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall, at the end of the Interest Period applicable thereto, be converted to an ABR Borrowing.
(f)          To the extent that any calculation of interest required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
SECTION 2.06.         Termination of Commitments.  The aggregate 3-Year Term Loan Commitments shall be automatically and permanently reduced to zero on the date of the initial 3-Year Term Loan Borrowing.  The aggregate 5-Year Term Loan Commitments shall be automatically and permanently reduced to zero on the date of the initial 5-Year Term Loan Borrowing.
SECTION 2.07.          [Reserved].
SECTION 2.08.          Repayment of Loans; Evidence of Debt.
 (a)          The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made by such Lender to the Borrower as provided in Section 2.09.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)          The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.
(e)          Any Lender may request that the Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit C.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Any such promissory note issued on or after the First Amendment Effective Date shall include the following legend:
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 1950 Hassell Road, Hoffman Estates, IL 60169.
SECTION 2.09.          Amortization of Borrowings.
(a)          (i)          The Borrower shall repay to the 3-Year Term Loan Lenders on the Maturity Date for the 3-Year Term Loans the aggregate principal amount of all 3-Year Term Loans outstanding on such date.
(ii)          The Borrower shall repay the 5-Year Term Loans to the 5-Year Term Loan Lenders on the last day of each calendar quarter, commencing December 31, 2018 (or, if the last day of any such quarter shall not be a Business Day, then on the next succeeding Business Day), in an amount for each such payment equal to 1.25% of the aggregate principal amount of the 5-Year Term Loans made on the Closing Date; provided, that, the final principal repayment installment of the 5-Year Term Loans shall be repaid on the Maturity Date for the 5-Year Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all 5-Year Term Loans outstanding on such date.

(b)        Prior to any repayment of any 5-Year Term Loans under Section 2.09(a)(ii), the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent in accordance with Section 2.10(d) as if such repayment were an optional prepayment.  Each repayment of a Borrowing shall be applied ratably to the 5-Year Term Loans included in the repaid Borrowing.  Repayments of 5-Year Term Loans shall be accompanied by accrued interest on the amounts repaid.
SECTION 2.10.          Prepayment of Loans.
(a)          The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b)          [Reserved].

(c)          Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)          The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or fax or any other form approved by the Administrative Agent and the Borrower, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) of any optional prepayment hereunder (i) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or, in each case, such shorter period of time as is acceptable to the Administrative Agent in its sole discretion.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that, a notice of optional prepayment may state that such notice is conditioned upon the occurrence of subsequent events (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each voluntary prepayment of the 5-Year Term Loans shall be applied to reduce the subsequent scheduled installments (including the balance due on the Maturity Date for the 5-Year Term Loans) of the 5-Year Term Loans to be made pursuant to Section 2.09(a)(ii) as specified by the Borrower in the notice of prepayment notice delivered to the Administrative Agent (or, in the absence of any such specification, ratably in accordance with the amounts of such installments).  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
SECTION 2.11.          Fees.
 (a)          The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the Closing Date, an upfront fee in the amount separately agreed upon between the Borrower and the Arrangers.

(b)          The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)           All fees payable hereunder shall be paid in US Dollars on the dates due, in immediately available funds.  Fees paid shall not be refundable under any circumstances.
(d)          To the extent that any calculation of any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
SECTION 2.12.          Interest.
(a)          (i)          The 3-Year Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth under the caption “3-Year Term Loan – ABR Spread” in the definition of such term.

(ii)          The 5-Year Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth under the caption “5-Year Term Loan – ABR Spread” in the definition of such term.
(b)          (i)          The 3-Year Term Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “3-Year Term Loan – LIBO Rate Spread” in the definition of such term.
(ii)          The 5-Year Term Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “5-Year Term Loan – LIBO Rate Spread” in the definition of such term.
(c)          [Reserved].
(d)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall not be paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to 5-Year Term Loans that are ABR Loans as provided in paragraph (a)(ii) of this Section.
(e)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that, (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.  All interest shall be payable in US Dollars.

(f)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on Bank of America’s “prime rate” shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(g)          To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
SECTION 2.13.          Alternate Rate of Interest; Illegality.
(a)          If prior to the commencement of any Interest Period for a LIBOR Borrowing:

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(ii)          the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective, (B) any LIBOR Borrowing shall be converted to, or continued as, on the last day of the Interest Period applicable thereto, an ABR Borrowing, and (C) the utilization of the Adjusted LIBO Rate component in determining the Alternate Base Rate shall be suspended.
(b)          If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or continue LIBOR Loans or to convert ABR Loans to LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.14.          Increased Costs.
(a)          If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)          impose on any Lender or any applicable interbank market any other condition (other than with respect to Taxes) affecting this Agreement or LIBOR Loans made by any Lender; or
(iii)         subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)          If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Each Lender shall determine the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section using the methods customarily used by it for such purpose (and if such Lender uses more than one such method, the method used hereunder shall be that which most accurately determines such amount or amounts).  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and an explanation in reasonable detail of the method by which such amount shall have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.  Notwithstanding the foregoing, no Lender shall be entitled to seek compensation for additional amounts or costs pursuant to this Section unless it is the general policy of such Lender at such time to seek compensation under similar circumstances from other similarly situated borrowers with credit agreements containing yield protection provisions that provide for such compensation.
(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and delivers a certificate with respect thereto as provided in paragraph (c) above; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15.         Break Funding Payments.  In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional prepayment of Loans), (b) the conversion of any LIBOR Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is revoked under Section 2.10(d)) or (d) the assignment or deemed assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in US Dollars of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
SECTION 2.16.          Taxes.

(a)          Any and all payments by or on account of any Loan Party in respect of any Obligation hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction of any Tax from any such payment, then the withholding agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If any applicable withholding agent shall be required to deduct any Indemnified Taxes from such payments, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made.
(b)          In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)          The Borrower shall indemnify the Administrative Agent and each Lender, within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Borrower by a Lender, or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)          As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)          Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(g) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this paragraph shall be paid within fifteen (15) Business Days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
 (f)          (i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing,
(A)          any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)          executed originals of IRS Form W-8ECI;
(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)          Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
 (h)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 2.17.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)          The Borrower and each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, at or prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any defense, set–off, recoupment, deduction or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account specified by it for the account of the Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Borrower; provided, that, payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Borrower and each Loan Party will be deemed to have satisfied its obligations with respect to payments referred to in this proviso if it shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and neither the Borrower nor any other Loan Party will be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions).  The Administrative Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly, in accordance with customary banking practices, following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person.  Except as otherwise provided in this Agreement, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder, including of principal or interest in respect of any Loan, shall, except as otherwise expressly provided herein, be made in US Dollars; all other payments hereunder and under each other Loan Document shall be made in US Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its 3-Year Term Loan or its 5-Year Term Loan or other Obligations resulting in such Lender receiving payment of a proportion of the aggregate amount of its 3-Year Term Loan or its 5-Year Term Loan and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the 3-Year Term Loans or 5-Year Term Loans, as applicable, of the other 3-Year Term Loan Lenders or 5-Year Term Loan Lenders, as applicable, to the extent necessary so that the amount of all such payments shall be shared by the 3-Year Term Loan Lenders or the 5-Year Term Loan Lenders, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective 3-Year Term Loans or the 5-Year Term Loans, as applicable, and other amounts owing to them; provided, that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set–off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.  Any purchaser of a participation under this paragraph shall have the benefit of Sections 2.14, 2.15 and 2.16 with respect to the participation purchased, but shall not be deemed by virtue of such purchase to have extended any Commitment that it had not extended prior to such purchase.
(c)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)        If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to this Agreement (including pursuant to Sections 2.04(b), 2.17(c) and 10.03(c)), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.18.          Mitigation Obligations; Replacement of Lenders.
(a)          If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall consult with the Borrower regarding any actions that could be taken to reduce amounts payable under such Sections and the costs of taking such actions and shall, at the request of the Borrower following such consultations, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)          If (i) any Lender requests compensation under Section 2.14, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or (iii) any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that, (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result (or is reasonably expected to result) in a reduction in such compensation or payments, and (D) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Consenting Lender, such assignment, together with any assignments by other Non-Consenting Lenders, will enable the Borrower to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.19.         Successor LIBOR. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (a) adequate and reasonable means do not exist for ascertaining the London interbank offered rate for any requested Interest Period, including because the Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London interbank offered rate or the Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or (c) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.19, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the London interbank offered rate; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the London interbank offered rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the Adjusted LIBO Rate component shall no longer be utilized in determining the Alternate Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for an ABR Borrowing (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.75% for purposes of this Agreement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
SECTION 3.01.          Organization; Powers.  The Borrower and each of the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02A.        Authorization; Enforceability.  Prior to the occurrence of any Collateral and Guarantee Trigger Event, the Transactions are within the Borrower’s powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.02B.       Authorization; Enforceability.   If any Collateral and Guarantee Trigger Event occurs, the Transactions are within each Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational powers and, if required, stockholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03A.       Governmental Approvals; No Conflicts. Prior to the occurrence of any Collateral and Guarantee Trigger Event, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as may be required under applicable securities laws and regulations, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

SECTION 3.03B.        Governmental Approvals; No Conflicts.  If any Collateral and Guarantee Trigger Event occurs, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) registrations or filings necessary to perfect Liens created under the Loan Documents and (iii) except as may be required under applicable securities laws and regulations, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except for the Senior Notes Indentures.
SECTION 3.04.           Financial Condition; No Material Adverse Change.

(a)          The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows (i) as of and for its fiscal year ended June 30, 2018, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent registered public accounting firm, and (ii) as of and for its fiscal quarter ended March 31, 2018, certified by a Financial Officer of the Borrower.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(b)          Since June 30, 2018, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.
SECTION 3.05.          Properties.
(a)          The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)          Each of the Borrower and the Subsidiaries owns or is licensed to use all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.          Litigation and Environmental Matters.
(a)          There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower and the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve this Agreement or (iii) that involve the Transactions.

(b)          Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07.          Compliance with Laws and Agreements.  The Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.          Federal Reserve Regulations.
(a)          Neither the Borrower nor any Subsidiary is engaged principally, or as a substantial part of its activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U of the Board).
(b)          No part of the proceeds of any Loan has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that has resulted or will result in a violation of Regulation T, U or X of the Board.
SECTION 3.09.          Investment Company Status.  Neither the Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.10.          Taxes.  The Borrower and the Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.          ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $75,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans in the aggregate (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $75,000,000 the fair market value of the assets of all such Plans.  As of the Closing Date, the Borrower is not, and the Borrower will not be, using its own “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more of its Benefit Plans in connection with the Loans or the Commitments.
SECTION 3.12.        Disclosure.  None of the reports, financial statements, certificates or other information (excluding any projections or forward-looking information and information of a general economic or industry nature) furnished by or on behalf of the Borrower or any other Loan Party to the Arrangers, the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder or under any other Loan Document, taken as a whole and including any supplements thereto, contained or will contain, at the time furnished, any material misstatement of fact or omitted or will omit, at the time furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  All projections and other forward-looking information contained in the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Arrangers, the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder have been or will be prepared by the Borrower in good faith based upon assumptions that were reasonable at the time made and at the time such projections and other information were or will be furnished (it being understood that such projections are not to be viewed as fact and that actual results may vary therefrom and that such variations may be material and the Borrower does not make any representation that such projections will be realized). As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION 3.13.          Solvency.  Immediately after the consummation of the Transactions on the Closing Date, (a) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 3.14.          Anti-Corruption Laws and Sanction Laws.  The Borrower has implemented and will maintain and enforce policies and procedures that are in the Borrower’s judgment appropriate to ensure compliance by the Borrower, its Subsidiaries, and their directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanction Laws, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanction Laws in all material respects.  None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.  No Loan, use of the proceeds of any Loan or other transaction contemplated by this Agreement will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanction Laws.
SECTION 3.15.          Affected Financial Institution.  The Borrower is not an Affected Financial Institution.
SECTION 3.16.           Collateral Matters.  If any Collateral and Guarantee Trigger Event occurs:
 (a)          The Security and Pledge Agreement, upon execution and delivery thereof by the parties thereto, will be effective to create in favor of the Collateral Agent a valid and enforceable security interest in the Collateral and (i) when the Collateral constituting certificated securities (as defined in the UCC), solely to the extent required by the Collateral and Guarantee Requirement, is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Security and Pledge Agreement will constitute a valid and perfected security interest in such Collateral (prior to all Liens on such Collateral, except for Liens (i) permitted by this Agreement which may have priority over the Liens of the Collateral Agent on such Collateral by operation of law (including the priority rules under the UCC) or (ii) which are otherwise permitted pursuant to Section 6.01 of this Agreement) and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Security and Pledge Agreement will constitute a valid and perfected security interest in the remaining Collateral (prior to all Liens on such Collateral, except for Liens (i) permitted by this Agreement which may have priority over the Liens of the Collateral Agent on such Collateral by operation of law (including the priority rules under the UCC) or (ii) which are otherwise permitted pursuant to Section 6.01 of this Agreement) to the extent perfection can be obtained by filing UCC financing statements.

(b)          Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in clause (a) of this Section, the security interest created under the Security and Pledge Agreement will constitute a valid and perfected security interest in the Intellectual Property (as defined in the Security and Pledge Agreement) (prior to all Liens on such Collateral, except for Liens (i) permitted by this Agreement which may have priority over the Liens of the Collateral Agent on such Collateral by operation of law (including the priority rules under the UCC) or (ii) which are otherwise permitted pursuant to Section 6.01 of this Agreement) in which a security interest may be perfected by filing in the United States (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Initial Collateral and Guarantee Requirement Satisfaction Date).
SECTION 3.17.          Subsidiaries; Loan Parties.  If any Collateral and Guarantee Trigger Event occurs, on and after the Initial Collateral and Guarantee Requirement Satisfaction Date:

(a)          Schedule 3.17(a) sets forth, as of the Initial Collateral and Guarantee Requirement Satisfaction Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any other Subsidiary in, each Subsidiary and identifies each Designated Subsidiary, each Material Subsidiary and each Excluded Subsidiary.
(b)          Schedule 3.17(b) sets forth a complete and accurate list as of the Initial Collateral and Guarantee Requirement Satisfaction Date of each Loan Party’s: (i) exact legal name, (ii) any former legal names in the four (4) months prior to the Initial Collateral and Guarantee Requirement Satisfaction Date, if any, (iii) jurisdiction of its incorporation or organization, as applicable, (iv) type of organization, (v) jurisdictions in which such Loan Party is qualified to do business, (vi) chief executive office address, (vii) principal place of business address, (viii) U.S. federal taxpayer identification number and (ix) organization identification number.
SECTION 3.18.          Insurance.  If any Collateral and Guarantee Trigger Event occurs, on and after the Initial Collateral and Guarantee Requirement Satisfaction Date, Schedule 3.18 sets forth, as of the Initial Collateral and Guarantee Requirement Satisfaction Date, a description of all material property, casualty, business interruption and general liability insurance policies maintained by or on behalf of the Borrower and its Subsidiaries.

ARTICLE IV

CONDITIONS
SECTION 4.01.          Closing Date.  This Agreement shall not become effective until, and the obligations of the Lenders to make Loans hereunder on the Closing Date shall not become effective until, in each case, each of the following conditions shall be satisfied (or waived in accordance with Section 10.02):
(a)          (i) The Administrative Agent (or its counsel) shall have received from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) each Lender requesting a promissory note shall have received an executed copy of such promissory note.
(b)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(c)          Each Lender shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested by the Administrative Agent or such Lender, and (ii) with respect to the Borrower, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower to the extent requested by such Lender.
(d)          The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower hereby requests such counsel to deliver such opinions.
(e)          The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that, after giving effect to the Transactions to occur on the Closing Date, (i) the representations and warranties of the Borrower set forth in this Agreement are true and correct (A) in the case of representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all material respects, in each case on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (1) in the case of representations and warranties qualified as to materiality, in all respects, and (2) otherwise, in all material respects, as of such earlier date, and (ii) no Default or Event of Default shall have occurred and be continuing.

(f)          All Indebtedness under the Existing Credit Agreements shall be repaid in full and any commitments, guarantees or security interests relating thereto shall be terminated, in each case on or prior to the Closing Date.

(g)          The Administrative Agent (for itself or for the benefit of the Lenders) and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date pursuant to this Agreement or any engagement letter or fee letter entered into by the Borrower in connection herewith and not theretofore paid, including, to the extent invoiced not later than the second Business Day prior to the Closing Date (or such later date as the Borrower may agree), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower in connection with this Agreement and the Transactions.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01.          Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent:
(a)          within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent registered public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than solely as a result of an upcoming maturity date with respect to the Obligations or to the “Obligations” under and as defined in the Revolving Credit Agreement, in each case to occur within 12 months from the time such report and opinion are delivered)) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)          within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)          concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06 and 6.07;

(d)          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of the Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower or any Subsidiary to its shareholders generally, as the case may be (other than (i) registration statements on Form S-8, (ii) filings under Sections 16(a) or 13(d) of the Exchange Act and (iii) routine filings related to employee benefit plans);
(e)          promptly, but not later than five Business Days after the publication of any change by Moody’s, S&P or Fitch in its Rating, notice of such change; and
(f)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
Information required to be delivered pursuant to clauses (a), (b) and (d) of this Section shall be deemed to have been delivered on the date on which the Borrower posts such information on the Borrower’s website on the Internet at cdkglobal.com or when such information is posted on the SEC’s website at www.sec.gov.  Notices required to be delivered pursuant to clause (e) of this Section shall be deemed to have been delivered on the date on which the Borrower posts such information on the Internet at the website cdkglobal.com or when the publication is first made available by means of Moody’s, S&P’s or Fitch (as the case may be) Internet subscription service.  The Administrative Agent shall promptly make available to each Lender a copy of the certificate to be delivered pursuant to clause (c) of this Section by posting such certificate on the Platform or by other similar means.
The Borrower hereby acknowledges that (i) the Administrative Agent and/or any Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that, to the extent such Borrower Materials constitute Information (as defined in Section 10.12(a)), they shall be treated as set forth in Section 10.12); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

SECTION 5.02.          Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice (in any case within five Business Days) of the following:
(a)          the occurrence of any Default;

(b)         the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(d)          any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
(e)          the occurrence of any Collateral and Guarantee Trigger Event; and
(f)          during the Collateral and Guarantee Period, the occurrence of any event, or the satisfaction of any condition, that requires the obligations under any Senior Notes Indenture, pursuant to the terms and provisions of such Senior Notes Indenture, to become Senior Notes Indenture Secured Obligations.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.          Existence; Conduct of Business.  The Borrower will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided, that, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04A or Section 6.04B, as the case may be.
SECTION 5.04.          Taxes.  The Borrower will, and will cause each Subsidiary to, pay its Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.          Business and Properties.  The Borrower will, and will cause each Material Subsidiary to, at all times, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06.          Books and Records; Inspection Rights.  The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, or by any Lender through the Administrative Agent, at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Borrower is present, independent accountants.
SECTION 5.07.          Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanction Laws.
SECTION 5.08.          Use of Proceeds.
(a)          The Borrower will use the proceeds of the Loans made hereunder on the Closing Date for general corporate purposes.  The Borrower will ensure that at the time each Loan is made and after giving effect to the use of the proceeds thereof, no more than 25% of the value of the assets of either the Borrower or the Borrower and the Subsidiaries taken as a whole subject to the restrictions of Section 6.01, Section 6.04A or 6.04B, as the case may be, or Section 6.10, shall be represented by Margin Stock (within the meaning of Regulation U of the Board).
(b)          Notwithstanding the foregoing, the Borrower will not request any Loans and no part of the proceeds of any Loan will be used, whether directly or indirectly, by the Borrower, any Subsidiary or any of their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanction Laws applicable to any party hereto.
SECTION 5.09          .Additional Subsidiaries.  If any Subsidiary is formed or acquired during the Collateral and Guarantee Period (it being understood that any Subsidiary ceasing to be an Excluded Subsidiary but remaining a Subsidiary shall be deemed to be the acquisition of such Subsidiary for purposes hereof), the Borrower will, and will cause each Loan Party to (a) within fifteen (15) days of such formation or acquisition, notify the Administrative Agent of such acquisition or formation and (b) within thirty (30) days of such formation or acquisition (or such longer period as the Administrative Agent may agree to in its sole discretion), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in such Subsidiary owned by any Loan Party.

SECTION 5.10.          Covenant to Guarantee the Obligations; Covenant to Give Security.

(a)          The Borrower will, and will cause each Designated Subsidiary to, satisfy the Initial Collateral and Guarantee Requirement within forty-five (45) days of any Collateral and Guarantee Trigger Event.
(b)          During the Collateral and Guarantee Period (subject, for the avoidance of doubt, to the forty-five (45) day period set forth in clause (a) above), the Borrower will, and will cause each Designated Subsidiary to, (i) cause all property of each Loan Party (other than Excluded Property) to be subject at all times to valid and perfected Liens (prior to all Liens on such property, except for Liens (A) permitted by this Agreement which may have priority over the Liens of the Collateral Agent on such assets by operation of law (including the priority rules under the UCC) or (B) which are otherwise permitted pursuant to Section 6.01 of this Agreement) in favor of the Collateral Agent pursuant to the Collateral Documents, subject to the limitations and other agreements set forth in the definition of “Collateral and Guarantee Requirement” and (ii) cause the Collateral and Guarantee Requirement at all times to be satisfied with respect to the Borrower and each Designated Subsidiary.

(c)          During the Collateral and Guarantee Period, the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that any Agent may reasonably request in writing, to cause the Collateral and Guarantee Requirement (subject to the limitations and other agreements set forth therein) to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties.
SECTION 5.11.         Information Regarding the Collateral.  During the Collateral and Guarantee Period, the Borrower will, and will cause each Loan Party to, furnish to the Administrative Agent, within thirty (30) days (or such longer period as the Administrative Agent shall agree to in its sole discretion) of the effectiveness of any such change, written notice of any change in (a) the legal name of any Loan Party, as set forth in its organizational documents, (b) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger, amalgamation or consolidation), (c) the location of the chief executive office of any Loan Party or (d) the organizational identification number, if any, or the Federal Taxpayer Identification Number of any Loan Party.

SECTION 5.12.         Maintenance of Insurance.  During the Collateral and Guarantee Period:

(a)          The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance (or adequate self-insurance) in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business.
   (b)          The Borrower will, and will cause each Loan Party to, cause the Collateral Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless it is not the practice of such provider to do so or otherwise agreed to by the Collateral Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums).  Annually, upon expiration of current insurance coverage, Borrower will, and will cause each Loan Party to, provide, or cause to be provided, to the Collateral Agent, such evidence of insurance as required by the Collateral Agent, including, but not limited to: (i) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (ii) declaration pages for each insurance policy and (iii) lender’s loss payable endorsement if the Collateral Agent is not on the declarations page for such policy.

ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.          Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except:
(a)           Permitted Encumbrances;
(b)          any Lien on any property or asset of the Borrower or any Subsidiary existing on the Closing Date and set forth in Schedule 6.01; provided, that, (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such extensions, renewals or replacements;
(c)          any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such extensions, renewals or replacements;

(d)          Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided, that, (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;
(e)          Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Borrower and the Subsidiaries;
(f)          Liens in connection with any Permitted Securitization Financing; provided, that, (i) such Liens extend only to the assets subject thereto and Equity Interests of Special Purpose Securitization Subsidiaries, and (ii) such Permitted Securitization Financing is permitted pursuant to Section 6.02(k);
(g)          (i) Liens solely on Receivables Assets securing Indebtedness permitted pursuant to Section 6.02(l); provided, that, such Liens extend only to the assets securing such Indebtedness; and (ii) Liens solely on Receivables Assets securing Indebtedness incurred by the Borrower in connection with (x) a sale or factoring of Receivables Assets or (y) a loan or line of credit secured solely by Receivables Assets; provided, that, (A) such Liens extend only to the assets securing such Indebtedness, and (B) the sum of (1) the aggregate outstanding balance of accounts receivable sold by the Borrower and/or subject to a loan or line of credit in all transactions permitted pursuant to this Section 6.01(g)(ii), plus (2) the aggregate outstanding balance of accounts receivable sold by the Borrower and the Subsidiaries and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.02(l), plus (3) the aggregate outstanding balance of accounts receivable sold by the Borrower and the Subsidiaries in connection with Permitted Securitization Financings permitted pursuant to Section 6.02(k), shall not at any time exceed the greater of (x) $150,000,000 during the term of this Agreement, and (y) 35% of the aggregate outstanding balance of accounts receivable of the Borrower and the Subsidiaries at such time;
(h)          other Liens not expressly permitted by clauses (a) through (g) above; provided, that, the sum of (i) the aggregate principal amount of the outstanding obligations secured by Liens permitted under this clause (h), plus (ii) the aggregate outstanding principal amount of Indebtedness of Subsidiaries permitted by Section 6.02(m), plus (iii) the aggregate outstanding amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of $125,000,000 and 15% of Consolidated Net Tangible Assets; and
(i)          during any Collateral and Guarantee Period, (i) Liens pursuant to any Loan Document (it being understood that, at any time during the Collateral and Guarantee Period, such Liens may extend to any obligations under any Senior Notes Indenture that pursuant to such Senior Notes Indenture have been required to become Senior Notes Indenture Secured Obligations at such time), and (ii) Liens pursuant to any “Loan Document” under and as defined in the Revolving Credit Agreement.
SECTION 6.02.          Subsidiary Indebtedness.  The Borrower will not permit any Subsidiary to incur any Indebtedness or to issue any preferred stock or other preferred Equity Interests except:

(a)          Indebtedness, preferred stock or other preferred Equity Interests existing on the Closing Date and set forth on Schedule 6.02, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such extension, renewal or replacement;
(b)          Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary; provided, that, no such Indebtedness shall have been assigned to, or subjected to any Lien in favor of, a Person other than the Borrower or a Subsidiary;
(c)          Indebtedness, preferred stock or preferred Equity Interests of any Person existing at the time it becomes a Subsidiary and any Refinancing Indebtedness in respect of any such Indebtedness; provided, that, such Indebtedness, preferred stock or preferred Equity Interests shall not have been incurred or issued, as applicable, in contemplation of or in connection with such Person becoming a Subsidiary;
(d)          Indebtedness of any Subsidiary (i) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations; provided, that, such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; or (ii) assumed in connection with the acquisition of any fixed or capital assets; and, in each case, Refinancing Indebtedness in respect of any of the foregoing;
(e)          Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary; provided, that, (i) such

Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) no Subsidiary (other than such Person or any special purpose merger Subsidiary with which such Person is merged or consolidated) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing;
(f)          Guarantees by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that, (i) the Indebtedness of any other Subsidiary so guaranteed is permitted under this Section and (ii) any Subsidiary that shall guarantee Indebtedness of the Borrower shall also have guaranteed the Obligations under an agreement satisfactory in form and substance to the Administrative Agent;
(g)          Indebtedness incurred in connection with Hedging Agreements entered into for non-speculative purposes;
(h)          Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, in each case incurred in the ordinary course of business;
(i)            Indebtedness in respect of workers’ compensation claims and bid, performance or surety bonds, and Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary in the ordinary course of business supporting such obligations;

(j)          Indebtedness arising in connection with the endorsement of instruments for collection or deposit in the ordinary course;
(k)          Indebtedness arising in connection with Permitted Securitization Financings; provided, that, the sum of (x) the aggregate outstanding balance of accounts receivable sold by the Borrower and the Subsidiaries in connection with Permitted Securitization Financings permitted pursuant to this Section 6.02(k), plus (y) the aggregate outstanding balance of accounts receivable sold by the Borrower and the Subsidiaries and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.02(l), plus (z) the aggregate outstanding balance of accounts receivable sold by the Borrower and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.01(g)(ii), shall not at any time exceed the greater of (i) $150,000,000 during the term of this Agreement, and (ii) 35% of the aggregate outstanding balance of accounts receivable of the Borrower and the Subsidiaries at such time;
(l)          Indebtedness arising in connection with (i) a sale or factoring of Receivables Assets or (ii) a loan or line of credit secured solely by Receivables Assets; provided, that, the sum of (x) the aggregate outstanding balance of accounts receivable sold by the Borrower and the Subsidiaries and/or subject to a loan or line of credit in all transactions permitted pursuant to this Section 6.02(l), plus (y) the aggregate outstanding balance of accounts receivable sold by the Borrower and the Subsidiaries in connection with Permitted Securitization Financings permitted pursuant to Section 6.02(k), plus (z) the aggregate outstanding balance of accounts receivable sold by the Borrower and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.01(g)(ii), shall not at any time exceed the greater of (A) $150,000,000 during the term of this Agreement, and (B) 35% of the aggregate outstanding balance of accounts receivable of the Borrower and the Subsidiaries at such time;

(m)          other Indebtedness not expressly permitted by clauses (a) through (l) above; provided, that, the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(h), plus (ii) the aggregate outstanding principal amount of Indebtedness permitted under this clause (m), plus (iii) the aggregate outstanding amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of $125,000,000 and 15% of Consolidated Net Tangible Assets;
(n)          Indebtedness of each “Borrowing Subsidiary” under and as defined in the Revolving Credit Agreement; and
(o)          during the Collateral and Guarantee Period, (i) Guarantees by any Designated Subsidiary of (x) the Obligations and (y) the “Obligations” under and as defined in the Revolving Credit Agreement and (ii) Guarantees by any Designated Subsidiary of any Senior Notes Indenture Secured Obligations; provided, that, any Subsidiary that shall guarantee any such Indebtedness shall also have guaranteed the Obligations pursuant to the Loan Documents.
SECTION 6.03.          Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of the Subsidiaries to, enter into or be a party to any Sale and Leaseback Transaction except:
(a)           Sale and Leaseback Transactions to which the Borrower or any Subsidiary is a party as of the Closing Date that are set forth on Schedule 6.03; and

(b)          other Sale and Leaseback Transactions not expressly permitted by clause (a) above; provided, that, the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(h), plus (ii) the aggregate outstanding principal amount of Indebtedness of Subsidiaries permitted by Section 6.02(m), plus (iii) the aggregate outstanding amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (b) shall not at any time exceed the greater of $125,000,000 and 15% of Consolidated Net Tangible Assets.
SECTION 6.04A.        Fundamental Changes.  Prior to the occurrence of any Collateral and Guarantee Trigger Event:
(a)          The Borrower will not (i) merge into or consolidate with any other Person, (ii) permit any other Person to merge into or consolidate with it or (iii) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the Borrower may merge or consolidate with any Subsidiary or other Person (or permit any such Person to merge or consolidate with it) if the Borrower is the surviving Person.
(b)          The Borrower will not, and will not permit its Subsidiaries to, sell, transfer, lease or otherwise dispose of, directly or through any merger or consolidation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all the assets of the Borrower and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole.
(c)          The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date and businesses reasonably related, ancillary or complementary thereto or constituting a reasonable extension thereof (including, for the avoidance of doubt, in the case of any Special Purpose Securitization Subsidiary, Permitted Securitization Financings).

SECTION 6.04B.        Fundamental Changes.  During the Collateral and Guarantee Period:
(a)          The Borrower will not, and will not permit its Subsidiaries to, (i) merge into or consolidate with any other Person, (ii) permit any other Person to merge into or consolidate with it or (iii) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (A) the Borrower may merge or consolidate with any Subsidiary or, in a transaction not prohibited by Section 6.08 or Section 6.10, as the case may be, any other Person (or permit any such Person to merge or consolidate with it), in each case, if the Borrower is the surviving Person, (B) any Subsidiary may merge or consolidate with any Person that is not the Borrower or any other Subsidiary (or permit any such Person to merge or consolidate with it) in a transaction not prohibited by Section 6.08 or Section 6.10, as the case may be, if such Subsidiary is the surviving Person, (C) any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower), (D) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party; provided, that, such Loan Party shall be the continuing or surviving Person, (E) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Subsidiary that is not a Loan Party and (F) any Loan Party (other than the Borrower) or any Subsidiary that is not a Loan Party may be liquidated or dissolved so long as such liquidation or dissolution could not reasonably be expected to have a Material Adverse Effect and the assets of any Person liquidated or dissolved are transferred to a Loan Party.

(b)          The Borrower will not, and will not permit its Subsidiaries to, sell, transfer, lease or otherwise dispose of, directly or through any merger or consolidation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all the assets of the Borrower and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole.
(c)          The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date and businesses reasonably related, ancillary or complementary thereto or constituting a reasonable extension thereof (including, for the avoidance of doubt, in the case of any Special Purpose Securitization Subsidiary, Permitted Securitization Financings).

SECTION 6.05A.       Restrictive Agreements.  Prior to the occurrence of any Collateral and Guarantee Trigger Event, the Borrower will not, and will not permit any Subsidiary to, enter into any agreement that restricts the ability of any Subsidiary to pay dividends or other distributions to the Borrower or other Subsidiaries or to make or repay loans or advances to the Borrower or other Subsidiaries; provided, that, the foregoing shall not apply to (a) restrictions imposed by law or by this Agreement; (b) restrictions imposed by the Senior Notes Indentures and the Revolving Credit Agreement; (c) restrictions existing on the Closing Date identified on Schedule 6.05 (or to any extension, amendment, modification, renewal or replacement thereof not expanding the scope of any such restriction or condition); (d) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions imposed by its organizational documents or any related joint venture or similar agreement; provided, that, such restrictions and conditions apply only to such Subsidiary; (e) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and permitted by Section 6.02(e) (but shall apply to any amendment or modification expanding the scope of any such restriction); provided, that, such restrictions and conditions apply only to such Subsidiary; (f) customary restrictions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale to the extent that such restrictions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder; or (g) restrictions contained in any Permitted Securitization Documents with respect to any Special Purpose Securitization Subsidiary.

SECTION 6.05B.        Restrictive Agreements.  During the Collateral and Guarantee Period, the Borrower will not, and will not permit any Subsidiary to, enter into any agreement that restricts the ability of any such Person to (a) pay dividends or distributions to any Loan Party, (b) [reserved], (c) make or repay loans or advances to any Loan Party, (d) transfer any of its property to any Loan Party, (e) pledge its property pursuant to the Loan Documents (or any renewals, refinancings, exchanges, refundings or extensions thereof) or (f) in the case of a Person required by the Loan Documents to be a Loan Party, act as a Loan Party pursuant to the Loan Documents (or any renewals, refinancings, exchanges, refundings or extension thereof), except (in respect of any of the matters referred to in clauses (a) through (e) above) for (i) restrictions imposed by law, (ii) restrictions imposed by this Agreement and the other Loan Documents, (iii) restrictions imposed by the Senior Notes Indentures, (iv) restrictions imposed by the Revolving Credit Agreement and any “Loan Documents” under and as defined therein, (v) restrictions existing on the Closing Date identified on Schedule 6.05 (or to any extension, amendment, modification, renewal or replacement thereof not expanding the scope of any such restriction or condition), (vi) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions imposed by its organizational documents or any related joint venture or similar agreement; provided, that, such restrictions and conditions apply only to such Subsidiary, (vii) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and permitted by Section 6.02(e) (but shall apply to any amendment or modification expanding the scope of any such restriction); provided, that, such restrictions and conditions apply only to such Subsidiary, (viii) customary restrictions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale to the extent that such restrictions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder, (ix) restrictions contained in any Permitted Securitization Documents with respect to any Special Purpose Securitization Subsidiary, (x) restrictions contained in any document or relating to Indebtedness incurred pursuant to Section 6.02(d); provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (xi) any Permitted Encumbrance or any document or instrument governing any Permitted Encumbrance; provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Encumbrance, (xii) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness; provided, that, in each case such restrictions do not restrict the Liens securing the Obligations or the Liens securing the Obligations under and as defined in the Revolving Credit Agreement or the priority thereof, (xiii) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business, (xiv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (xv) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xvi) customary restrictions and conditions contained in any document relating to any Lien, so long as (1) such Lien is permitted under Section 6.01 and such restrictions or conditions relate only to the specific asset subject to such Lien, (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.05B and (3) such restrictions do not restrict the Liens securing the Obligations or the Liens securing the Obligations under and as defined in the Revolving Credit Agreement or the priority thereof, (xvii) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Subsidiaries to meet their ongoing obligations, (xviii) restrictions in agreements representing Indebtedness permitted under Section 6.02 of a Subsidiary that is not a Guarantor, (xix) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto, and (xx) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

SECTION 6.06.         Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the end of any period of four consecutive fiscal quarters of the Borrower, to be greater than (a) 3.75 to 1.00, for any period of four consecutive fiscal quarters of the Borrower ending on or prior to December 31, 2019,

(b) 4.75 to 1.00, for any period of four consecutive fiscal quarters of the Borrower ending during the period from January 1, 2020 through and including March 31, 2021, (c) 4.25 to 1.00, for any period of four consecutive fiscal quarters of the Borrower ending during the period from April 1, 2021 through and including September 30, 2021 and (d) 3.75 to 1.00, for any period of four consecutive fiscal quarters of the Borrower ending thereafter.
SECTION 6.07.          Ratio of Consolidated EBITDA to Consolidated Interest Expense.   The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, for any period of four consecutive fiscal quarters of the Borrower ending after the Closing Date, commencing with the period of four consecutive fiscal quarters ending on September 30, 2018, to be less than 3.00 to 1.00.

SECTION 6.08.           Investments.  During the Collateral and Guarantee Period, the Borrower will not, and will not permit any Subsidiary to, make, create, incur or assume any Investments, except:
(a)          Investments held in the form of cash or cash equivalents;
(b)          Investments existing on the date on which a Collateral and Guarantee Trigger Event occurs; provided, that, such Investments were made, created, incurred or assumed prior to such Collateral and Guarantee Trigger Event;
(c)          (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment, (ii) Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties, and (iii) so long as no Event of Default has occurred and is continuing or would result from such Investment, Investments by Loan Parties in Subsidiaries that are not Loan Parties, joint ventures or other minority equity Investments in an aggregate amount invested during the Collateral and Guarantee Period not to exceed $100,000,000;
(d)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)           loans and advances to officers, employees, consultants and independent contractors in an aggregate amount not to exceed $7,500,000 at any one time outstanding;
(f)            Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with Asset Sales not prohibited by this Agreement;
(g)          Investments consisting of prepaid expenses, pledges or deposits made in the ordinary course of business;
(h)          during the Collateral and Guarantee Period, Guarantees by any Designated Subsidiary permitted by Section 6.02(o);
(i)          any other Investment; provided, that, (i) no Event of Default exists immediately prior to and after giving effect thereto and (ii) after giving effect to any such Investment on a pro forma basis, the Leverage Ratio shall be less than or equal to 3.75 to 1.00;

(j)           to the extent constituting Investments, Restricted Payments permitted by Section 6.09B;
(k)          Investments in Special Purpose Securitization Subsidiaries or any Investment by a Special Purpose Securitization Subsidiary in any other Person, in each case, to the extent made in connection with a Permitted Securitization Financing; provided, that, any such Investment in a Special Purpose Securitization Subsidiary is in the form of a contribution of Receivables Assets or interests therein;
 (l)          Investments in Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; and

(m)          Investments not otherwise permitted by this Section in an aggregate amount not to exceed $250,000,000 at any one time outstanding; provided, that, no Event of Default exists immediately prior to and after giving effect thereto.
SECTION 6.09A.       Share Repurchases.  Prior to the earlier to occur of (x) a Collateral and Guarantee Trigger Event and (y) the Covenant Relief End Date, the Borrower will not, and will not permit any Subsidiary to, declare or make, directly or indirectly, any Share Repurchase, or incur any obligation (contingent or otherwise) to do so, other than Permitted Share Repurchases.

SECTION 6.09B.     Restricted Payments.   During the Collateral and Guarantee Period, the Borrower will not, and will not permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except that:
(a)          each Subsidiary may make Restricted Payments to the Borrower or any wholly owned Subsidiary (or, in the case of non-wholly owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);
(b)          each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;
(c)          the Borrower may make other Restricted Payments in an aggregate amount not to exceed $50,000,000 during any fiscal year of the Borrower; provided, that, no Event of Default exists immediately prior to and after giving effect thereto;
(d)          the Borrower may make quarterly dividends with respect to its Equity Interests at a rate of $0.15 per share per fiscal quarter of the Borrower;
(e)         the Borrower may make any other Restricted Payment; provided, that, (i) no Event of Default exists immediately prior to and after giving effect thereto and (ii) after giving effect to any such Restricted Payment on a pro forma basis, the Leverage Ratio shall be less than or equal to 3.25 to 1.00;
(f)          the Borrower may make repurchases of Equity Interests in the Borrower or any Subsidiary deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g)          the Borrower may make repurchases of its Equity Interests deemed to occur upon the payment by the Borrower of employee or director tax liabilities arising from stock issued pursuant to stock option, restricted stock or other equity-based incentive plans or other benefit plans approved by the Board of Directors for employees, management or directors of the Borrower and its Subsidiaries; and
(h)          the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options, or other securities convertible into or exchangeable for Equity Interests of the Borrower.

SECTION 6.10.  Asset Sales.   During the Collateral and Guarantee Period, the Borrower will not, and will not permit any Subsidiary to, make or consummate, directly or indirectly any Asset Sale except that:

(a)           the Borrower and its Subsidiaries may make Permitted Asset Sales;
(b)         the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of (i) Receivables Assets or interests therein, to the extent required or permitted by any Permitted Securitization Documents, in a transaction permitted by Section 6.02(k) and (ii) Receivables Assets or interests therein, in a transaction permitted by Section 6.02(l); and
(c)          the Borrower and its Subsidiaries may make any other Asset Sale; provided, that, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate fair market value of all assets sold, transferred or otherwise disposed of by the Borrower and its Subsidiaries in reliance on this clause (c) shall not, in any fiscal year of the Borrower, exceed $100,000,000.

ARTICLE VII

EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) shall occur:
(a)         the Borrower or any other Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)          the Borrower or any other Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed made;

(d)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Borrower’s existence) or Section 5.08 or in Article VI;
(e)          the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)          the Borrower or any Subsidiary shall default in the payment (whether of principal or interest and regardless of amount) of any Material Indebtedness when due and payable after giving effect to any applicable grace periods;
(g)          any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that, this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)          the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)            the Borrower or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;
(k)          one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged and not vacated or paid in full for a period of 45 consecutive days during which execution shall not be effectively stayed (which stay shall include the posting of a bond pending appeal that has the effect of staying execution of such judgment), or any action shall be legally taken by a judgment creditor to attach or levy upon assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)           an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)          a Change in Control shall occur; or
(n)          during the Collateral and Guarantee Period, any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected Lien (prior to all Liens on such assets, except for Liens (i) permitted by this Agreement which may have priority over the Liens of the Collateral Agent on such assets by operation of law (including the priority rules under the UCC) or (ii) which are otherwise permitted pursuant to Section 6.01 of this Agreement) on the Collateral purported to be covered thereby (except (i) as a result of the release of a Loan Party or the sale, transfer or other disposition to a Person that is not a Loan Party of the applicable Collateral in a transaction not prohibited by the Loan Documents, or (ii) as a result of the Collateral Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents, or (B) make any filing of UCC continuation statements), or any Loan Party shall assert the invalidity of such Liens;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may and, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
After the exercise of remedies provided for in this Article (or after the Loans have automatically become immediately due and payable as set forth in this Article), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: (A) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18) payable to the Administrative Agent in its capacity as such; (B) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18), ratably among them in proportion to the respective amounts described in this clause (B) payable to them; (C) third, to payment of that portion of the Obligations constituting interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (C) held by them; (D) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (D) held by them; and (E) last, the balance, if any, after all of the Obligations owing have been indefeasibly paid in full, to the Borrower or as otherwise required by any law.

ARTICLE VIII

THE AGENTS
In order to expedite the transactions contemplated by this Agreement and the other Loan Documents, Bank of America is hereby appointed to act as Administrative Agent on behalf of the Lenders.  Each of the Lenders and each assignee of any Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and by the Borrower with respect to clause (c) below, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Default or Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

In order to expedite the transactions contemplated by this Agreement and the other Loan Documents, effective automatically upon the occurrence of any Collateral and Guarantee Trigger Event, Bank of America is hereby appointed to act as Collateral Agent hereunder and under the other Loan Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, any “Obligations” under and as defined in the Revolving Credit Agreement and any applicable Senior Notes Indenture Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In connection therewith, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to this Article for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article and Article X (as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto and all references to the Administrative Agent in this Article shall, where applicable, be read as including a reference to the Collateral Agent.  Without limiting the generality of the foregoing, the Lenders expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Collateral Agent shall bind the Lenders.  Each of the Lenders and each assignee of any Lender hereby irrevocably authorizes the Collateral Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are delegated to the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
With respect to the Loans made by it hereunder, the Person serving as the Administrative Agent and/or the Collateral Agent in its individual capacity and not as Administrative Agent and/or Collateral Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent and/or the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent and/or the Collateral Agent.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing: (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent or the Collateral Agent, as the case may be, is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided, that, no Agent shall be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law; and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the institution serving as Administrative Agent or Collateral Agent or any of their respective Affiliates in any capacity.  No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to it by the Borrower (in which case the applicable Agent shall give written notice to each Lender), and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent, as the case may be.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the conditions set forth herein, any Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld and except during the continuance of an Event of Default hereunder, when no consent shall be required), to appoint a successor.  If no successor to a retiring Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (for purposes of this paragraph, the “Resignation Effective Date”), then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided, that, whether or not a successor shall have been appointed, the Agent’s resignation shall become effective in accordance with such notice on the Resignation Effective Date.  Upon the acceptance of its appointment as Administrative Agent or Collateral Agent hereunder by a successor and, during the Collateral and Guarantee Period with respect to the Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable  in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent and such retiring Agent shall be discharged from its duties and obligations hereunder.  After any Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender agrees (a) to reimburse each Agent, on demand, in the amount of its pro rata share (based on the amount of its Loans and available Commitments hereunder) of any expenses incurred for the benefit of the Lenders by such Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Agents and their respective Related Parties, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as an Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, that, no Lender shall be liable to any Agent or any such other indemnified Person for any portion of such liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined to have resulted from the gross negligence or willful misconduct of such Agent, any of its Related Parties or any of their respective directors, officers, employees or agents.
Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.  Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing.  Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
None of the Lenders identified on the facing page or signature pages of this Agreement or elsewhere herein as a “lead arranger”, “bookrunner” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid by the Loan Parties in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent) against the Loan Parties allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

During the Collateral and Guarantee Period, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorizes and directs the Administrative Agent and the Collateral Agent, at their respective options and in their respective discretion:
(a)          to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon the expiration or termination of the Commitments and the repayment in full of the principal of and interest on each Loan and all fees and other amounts payable hereunder, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition not prohibited hereunder or under any other Loan Document, (iii) to the extent such property becomes Excluded Property, or (iv) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 10.02;
(b)          to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(d);
(c)          to enter into the Pari Passu Intercreditor Agreement;

(d)          to amend the Security and Pledge Agreement to include as secured obligations thereunder any obligations under any Senior Notes Indenture that pursuant to such Senior Notes Indenture have been required to become Senior Notes Indenture Secured Obligations; and
(e)          to release any Guarantor from its obligations under the Guarantee Agreement and to release all Liens on its property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document if such Person ceases to be a Subsidiary (or otherwise becomes an Excluded Subsidiary) as a result of a transaction not prohibited under the Loan Documents; provided, that, no such release shall occur if such Guarantor continues to be a guarantor or a borrower in respect of any obligations under any Senior Notes Indenture or any “Obligations” under and as defined in the Revolving Credit Agreement.

Upon request of the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as the case may be, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee Agreement pursuant to the immediately preceding paragraph.  In each case as specified in the immediately preceding paragraph, the Administrative Agent or the Collateral Agent, as the case may be, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and the immediately preceding paragraph.
Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Each Lender (a) represents and warrants, as of the date such Person became a Lender party hereto, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans,  the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. In addition, unless either (1) clause (i) in the immediately preceding sentence is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding sentence, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of the Guarantee Agreement or any Collateral by virtue of the provisions of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action under any Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions any Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VIII to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, unless such Agent has received a Secured Party Designation Notice with respect to such Obligations, together with such supporting documentation as such Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be; provided, that, notwithstanding the foregoing, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of the repayment in full of the principal and interest on the Loans and all fees and other amounts payable hereunder.
ARTICLE IX

[RESERVED]
ARTICLE X

MISCELLANEOUS
SECTION 10.01.         Notices.
(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)          if to the Borrower, to it at 1950 Hassell Road, Hoffman Estates, IL 60169, Attention of General Counsel (Fax No. 847-839-2604), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention of Monica K. Thurmond (Fax No. 212-492-0055);

(ii)         if to any Agent, as follows: (A) if such notice relates to financial/loan activity (including billing, payments and interest rate elections) to Bank of America, Building C, TX2-984-03-23, 2380 Performance Drive, Richardson, TX 75082, Attention:  Arlene Minor (Telephone: 469-201-8837; Facsimile: 214-290-9412; Email: Arlene.l.minor@baml.com), and (B) if such notice relates to any other notices (including financial statements, compliance certificates, amendments, consents, voting, etc.), to Bank of America, 900 W. Trade St., 6th Floor, NC1-026-06-03, Charlotte, NC 28255, Attention: Melissa Mullis (Telephone: 980-386-9372; Facsimile: 704-409-0617; Email: melissa.mullis@baml.com); and

(iii)          if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures and may be limited to particular notices or communications.
(c)          Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto, or in the case of a Lender, to the Administrative Agent and the Borrower.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(d)         THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet; provided, that, the foregoing shall not apply to the extent such losses, claims, damages, liabilities or expenses result from the gross negligence, bad faith or willful misconduct of the Administrative Agent or any of its Related Parties.
SECTION 10.02.         Waivers; Amendments.
(a)          No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)          None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and acknowledged by the Administrative Agent or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the parties thereto, in each case with the consent of the Required Lenders; provided, that, no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.12(d)), or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b), Section 2.17(c) or the last paragraph of Article VII in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) subordinate the Obligations of the Borrower to any other Indebtedness without the consent of each affected Lender, or (vii)(A) make any change so as to alter the manner of application of proceeds of any mandatory prepayment required by this Agreement and owing to the 3-Year Term Loan Lenders, without the consent of the Required 3-Year Term Loan Lenders, (B) change any of the provisions of clause (vii)(A) above or this clause (vii)(B) or the percentage set forth in the definition of the term “Required 3-Year Term Loan Lenders” without the written consent of each 3-Year Term Loan Lender, (C) make any change so as to alter the manner of application of proceeds of any mandatory prepayment required by this Agreement and owing to the 5-Year Term Loan Lenders, without the consent of the Required 5-Year Term Loan Lenders, or (D) change any of the provisions of clause (vii)(C) above or this clause (vii)(D) or the percentage set forth in the definition of the term “Required 5-Year Term Loan Lenders” without the written consent of each 5-Year Term Loan Lender; provided, further, that, no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.  Notwithstanding anything else in this Section to the contrary, (x) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Borrower and the Required Lenders, (y) no consent with respect to any waiver, amendment or modification of this Agreement or any other Loan Document shall be required of any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such waiver, amendment or other modification, and (z) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least three Business Days prior written notice thereof and the Administrative Agent shall not have received, within three Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders, stating that the Required Lenders object to such amendment.

SECTION 10.03.         Expenses; Indemnity; Damage Waiver.
(a)          The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one counsel for the Agents and the Arrangers, taken as a whole, in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by any Agent or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for any Agent or any Lender, incurred during any workout, restructuring or negotiations in respect of the Loans or in connection with the enforcement or protection of its rights under any Loan Document, including its rights under this Section or in connection with the Loans made hereunder.
(b)          The Borrower shall indemnify each Agent, each Arranger, each Syndication Agent, each Lender and each Related Party of any of the foregoing Persons (each of the foregoing being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, liabilities and out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee (whether by a third party or by the Borrower or any of its Affiliates, and whether based on contract, tort or any other theory) arising out of, in connection with, or as a result of (i) the arrangement and syndication of the credit facilities provided for herein, (ii) the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or the use of the proceeds therefrom, (iv) the execution, delivery or performance by the Borrower and the Subsidiaries of the Loan Documents, or any actions or omissions of the Borrower or any of the Subsidiaries in connection therewith or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses shall have (A) been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) resulted from a claim brought by the Borrower against an Indemnitee or any of its Related Parties for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction to the effect that such a material breach in bad faith has occurred or (C) arisen from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against an Agent or an Arranger in its capacity as such).
 (c)          To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section, or any Loan Party fails to pay any amount required to be paid by such Loan Party under Section 5.03(a) or Section 5.03(b) of the Guarantee Agreement, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against an Agent or against any Related Party acting for such Agent (or any sub-agent) in connection with such capacity.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate outstanding Loans and unused Commitments at the time (or most recently) in effect.

(d)          To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions contemplated hereby or thereby, other than for damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction.
(e)          All amounts due under this Section shall be payable within fifteen (15) Business Days after receipt by the Borrower of a reasonably detailed invoice therefor.
SECTION 10.04.         Successors and Assigns.
(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in this Section), the Arrangers, the Syndication Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent or the Collateral Agent and the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)          Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to an Eligible Assignee with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(i)          the Borrower; provided, that, no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or a Related Fund, or, if an Event of Default has occurred and is continuing, to any other assignee; provided, further, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(ii)          the Administrative Agent; provided, that, no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender or an Affiliate of a Lender.
(c)          Assignments shall be subject to the following additional conditions:
(i)          except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or Loans, the amount of the Commitments and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided, that, no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(ii)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(iii)        unless waived by the Administrative Agent in its sole discretion, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(iv)         the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(d)          Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, and except as provided by Section 2.16(g), be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.  In connection with any assignment by a Lender to an Affiliate of such Lender, unless such Lender is legally required to make such assignment, the Borrower shall not be responsible under Section 2.14 or Section 2.16 for any increased costs in effect at the time of and resulting from such assignment, but shall be responsible for any such increased costs that would have been incurred by the assigning Lender absent such assignment.

(e)          The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section (unless otherwise waived by the Administrative Agent) and any consent to such assignment required by paragraph (b) or (c) of this Section, the Administrative Agent shall record the information contained in such Assignment and Assumption in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(g)          Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than (x) any individual (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit, of any individual), or (y) the Borrower or any Affiliate of the Borrower) (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (h) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.17(b) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person other than a Governmental Authority except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)          A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(f) as though it were a Lender.
(i)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any foreign central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.05.       Survival.  All covenants, agreements, representations and warranties made by the Borrower or any other Loan Party herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Arranger, any Syndication Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16, 10.03, clause (b) of Section 10.18 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions or the other transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 10.06.       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent, the Lenders or the Arrangers, and any provisions in any engagement or commitment letter executed and delivered by the Borrower in connection with the transactions contemplated hereby that by the express terms of such engagement or commitment letter survive the execution or effectiveness of this Agreement, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07.       Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08.         Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Administrative Agent after any such set-off and application made by such Lender; provided, that, the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 10.09.         Governing Law; Jurisdiction; Consent to Service of Process.
(a)          This Agreement and each other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be construed in accordance with and governed by the law of the State of New York.
(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.
(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the Transactions in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

SECTION 10.10.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11.         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12.         Confidentiality; Non-Public Information.
(a)          Each Agent and each Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority) having jurisdiction over such Lender, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Agents or the Lenders against the Borrower or any other Loan Party under this Agreement or any other Loan Document, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any credit insurance provider relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section of which such Agent or such Lender is aware or (B) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower other than as a result of a breach of this Section of which such Agent or such Lender is aware.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower other than as a result of a breach of this Section of which such Agent or such Lender is aware.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)          Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its Related Parties or the Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
(c)          All information, including requests for waivers and amendments, furnished by the Borrower, the Subsidiaries or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower, the Subsidiaries and their Related Parties or the Borrower’s securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
SECTION 10.13.         Conversion of Currencies.
(a)          If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)          The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 10.14.        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.15.         Patriot Act.  Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Borrower and other information that will allow such Lender and the Administrative Agent to identify the Borrower in accordance with the Patriot Act.  The Borrower agrees to provide to each Lender and the Administrative Agent, upon request, with all documentation and other information reasonably requested by such Lender or the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
SECTION 10.16.         No Fiduciary Relationship.  The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  The Borrower, on behalf of itself, the Subsidiaries and its and their respective Affiliates, waives and releases, to the fullest extent permitted by law, any claims that the Borrower, the Subsidiaries or such Affiliates may have against any Agent, any Person identified on the facing page or signature pages of this Agreement or elsewhere herein as a “syndication agent”, any Lender or any Affiliate of any of the foregoing in respect of any breach or alleged breach of agency or fiduciary duty.
SECTION 10.17.        Electronic Execution.  This Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using an Electronic Signature.  The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this Section may include use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.  The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record to the fullest extent permitted by applicable law.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification, and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
SECTION 10.18.         Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises any right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater (i) the Federal Funds Effective Rate from time to time in effect and (ii) an overnight rate from time to time in effect and determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
SECTION 10.19.       Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)          the effects of any Bail-In Action on any such liability, including, if applicable:
(i)          a reduction in full or in part or cancellation of any such liability;
(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 10.20.          Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such

QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
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Exhibit E

Form of Guarantee Agreement

See attached.

GUARANTEE AGREEMENT dated as of [__], among CDK GLOBAL, INC., THE SUBSIDIARIES OF CDK GLOBAL, INC. PARTY HERETO, and BANK OF AMERICA, N.A., as Administrative Agent

GUARANTEE AGREEMENT, dated as of [__] (this “Agreement”), among CDK GLOBAL, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto (the Borrower, the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto and such other parties that may become Guarantors after the date hereof, each a “Guarantor”), and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent.
Reference is made to that certain Term Loan Credit Agreement, dated as of August 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.  The Lenders have extended credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement.  The Guarantors will derive substantial benefits from the extensions of credit made to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in accordance with the terms of the Credit Agreement.  Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.          Defined Terms.
(a)          Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement.
(b)          The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02.          Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:
“Agreement” has the meaning assigned to such term in the introductory paragraphs hereto.
“Agreement Currency” has the meaning assigned to such term in Section 5.12(b).
“Applicable Creditor” has the meaning assigned to such term in Section 5.12(b).
“Borrower” has the meaning assigned to such term in the introductory paragraphs hereto.
“Credit Agreement” has the meaning assigned to such term in the introductory paragraphs hereto.
“Guarantor” has the meaning assigned to such term in the introductory paragraphs hereto.
“Judgment Currency” has the meaning assigned to such term in Section 5.12(b).
“Qualified ECP Guarantor” means, at any time, each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Supplement” means an agreement substantially in the form of Exhibit A, or any other form approved by the Administrative Agent.
ARTICLE II

GUARANTEE
SECTION 2.01.          Guarantee.  Each Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations; provided, that, (a) the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor, and (b) the liability of each Guarantor individually with respect to such Guarantor’s obligations under this Section 2.01 shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.  Each Guarantor further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.
Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Guarantor of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of each Guarantor hereunder shall not be affected by: (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement or any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of the Credit Agreement or any other Loan Document; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Guarantor to subrogation.
Each Guarantor further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Person.
The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.
Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise.
In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Obligation when and as the same shall become due,
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whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or such Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.
Upon payment by the Guarantors of any sums as provided above, all rights of the Guarantors against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations.
Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full performance and payment of the Obligations.
SECTION 2.02.          Keepwell.  Each Guarantor that is a Qualified ECP Guarantor at the time this Agreement or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under Section 2.01 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2.02 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Guarantor intends this Section 2.02 to constitute, and this Section 2.02 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
SECTION 2.03.          Condition of the Borrower.  Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement, has reviewed and understands same and agrees to comply with all of its obligations set forth therein.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that neither the Administrative Agent nor any Lender has any duty, and such Guarantor is not relying on the Administrative Agent or any Lender at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (each Guarantor waiving any duty on the part of the Administrative Agent and the Lender to disclose such information and any defense relating to the failure to provide the same).
SECTION 2.04.          Appointment of the Borrower.  Each Guarantor hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and therewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Guarantors as the Borrower deems appropriate in its sole discretion (and each Guarantor shall be obligated by all of the terms of any such document and/or authorization executed on its behalf), (b) any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Guarantor, and (c) each of the Administrative Agent and any Lender may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Guarantors.
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ARTICLE III

REMEDIES
SECTION 3.01.          Remedies Upon Default.  Upon the occurrence and during the continuation of an Event of Default, after the exercise of remedies provided for in Article VII of the Credit Agreement (or after the Loans have automatically become immediately due and payable as set forth in Article VII of the Credit Agreement), any payments under this Agreement in respect of the Obligations, when received by the Administrative Agent or any other holders of the Obligations in cash or its equivalent, will be applied by the Administrative Agent in reduction of the Obligations in the following order:
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18 of the Credit Agreement) payable to the Administrative Agent in its capacity as such;
second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Additional Obligations) payable to the holders of the Obligations (including fees, charges and disbursements of counsel to the respective holders of the Obligations and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18 of the Credit Agreement), ratably among them in proportion to the respective amounts described in this clause second payable to them;
third, to payment of that portion of the Obligations constituting interest on the Loans, ratably among the holders of the Obligations in proportion to the respective amounts described in this clause third held by them;
fourth, to payment of that portion of the Obligations constituting (a) unpaid principal of the Loans, and (b) the Additional Obligations, ratably among the holders of the Obligations in proportion to the respective amounts described in this clause fourth held by them;
fifth, to payment of all other obligations and other obligations which shall have become due and payable and not repaid pursuant to clauses first through clauses fourth above, ratably among the holders of the Obligations in proportion to the respective amounts described in this clause fifth held by them; and
sixth, the balance, if any, after all of the Obligations owing have been indefeasibly paid in full, to the Company or as otherwise required by any law.
SECTION 3.02.          Excluded Swap Obligations; Additional Obligations.  Notwithstanding anything set forth in Section 3.01, (a) Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Guarantors to preserve the allocation to Obligations otherwise contemplated by Section 3.01, and (b) Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described in Section 3.01 if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to
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the terms of Article VIII of the Credit Agreement for itself and its Affiliates as if a “Lender” party to the Credit Agreement.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES; COVENANTS
SECTION 4.01.          Representations and Warranties.  Each Guarantor hereby represents and warrants to the Administrative Agent and each Lender each representation and warranty applicable to it contained in Article III of the Credit Agreement as, when and to the extent required by the Credit Agreement, each of which is incorporated by reference herein as if fully set forth herein.  No Guarantor is an Affected Financial Institution.
SECTION 4.02.          Covenants.  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, each Guarantor covenants and agrees that it will perform and observe, and cause each of its subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents (including Articles V and VI of the Credit Agreement) that are required to be, or that the Borrower has agreed to cause to be, performed or observed by such Guarantor or such subsidiary, each of which is incorporated herein by reference as if fully set forth herein.
ARTICLE V

MISCELLANEOUS
SECTION 5.01.          Notices.  All communications and notices required or permitted to be given under this Agreement shall be in conformance with Section 10.01 of the Credit Agreement (it being understood and agreed that any communication or notice hereunder to any Guarantor shall be given to it in care of the Borrower in the manner provided in Section 10.01 of the Credit Agreement).
SECTION 5.02.          Waivers; Amendment.  This Agreement and the provisions hereof may not be waived, amended or modified except as set forth in Section 10.02(b) of the Credit Agreement.  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 5.03.          Expenses; Indemnity; Damage Waiver.
(a)          The Guarantors jointly and severally agree to reimburse the expenses, fees, charges and disbursements incurred in connection with this Agreement as provided in Section 10.03(a) of the Credit Agreement as if each reference therein to the Borrower were a reference to the Guarantors.
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(b)          The Guarantors jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 10.03(b) of the Credit Agreement as if each reference to the Borrower therein were a reference to the Guarantors.
(c)          To the extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions contemplated hereby or thereby, other than for damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction.
(d)          All amounts due under this Section 5.03 shall be payable within 15 Business Days after receipt of a reasonably detailed invoice therefor.
SECTION 5.04.          Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in the Credit Agreement), the Arrangers, the Syndication Agents and, to the extent expressly contemplated by the Credit Agreement, the sub-agents of the Administrative Agent and the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
SECTION 5.05.          Survival. All covenants, agreements, representations and warranties made by the Guarantors herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 5.03 and 5.12 and clause (b) of Section 5.16 shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 5.06.          Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
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SECTION 5.07.          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 5.08.          Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Guarantor agrees that each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of such Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  Each Lender shall be required to promptly to notify the Administrative Agent after any such set-off and application made by such Lender; provided, that, the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 5.09.          Governing Law; Jurisdiction; Consent to Service of Process.
(a)          This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.
(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the Transactions in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.
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SECTION 5.10.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 5.11.          Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 5.12.          Conversion of Currencies.
(a)          If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)          The obligations of each Guarantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.
SECTION 5.13.          Patriot Act.  The Administrative Agent hereby notifies each Guarantor that pursuant to the Patriot Act, each Lender and the Administrative Agent is required to obtain, verify and record information that identifies each Guarantor, which information includes the name and address of each Guarantor and other information that will allow such Lender and the Administrative Agent to identify such Guarantor in accordance with the Patriot Act.  Each Guarantor agrees to provide to each Lender and the Administrative Agent, upon request, with all documentation and other information reasonably requested by such Lender or the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
SECTION 5.14.          No Fiduciary Relationship.  Each Guarantor agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Guarantors, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other
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hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  Each Guarantor waives and releases, to the fullest extent permitted by law, any claims that such Guarantor may have against the Administrative Agent, any Person identified on the facing page or signature pages of the Credit Agreement or elsewhere as a “syndication agent”, any Lender or any Affiliate of any of the foregoing in respect of any breach or alleged breach of agency or fiduciary duty.
SECTION 5.15.          Electronic Execution.  Subject to Section 10.17 of the Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.
SECTION 5.16.          Payments Set Aside.  To the extent that any payment by or on behalf of any Guarantor is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises any right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender shall pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater (i) the Federal Funds Effective Rate from time to time in effect and (ii) an overnight rate from time to time in effect and determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
SECTION 5.17.          Acknowledgement Regarding Any Supported QFCs.  The terms of Section 10.20 of the Credit Agreement with respect to acknowledgement regarding any Supported QFCs is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 5.18.          Termination or Release.  This Agreement shall remain in full force and effect until such time as the Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall automatically terminate.  Upon the termination of this Agreement, the Administrative Agent shall, upon the request and at the expense of the Guarantors, execute and deliver all documents reasonably requested by the Guarantors to evidence such termination.
SECTION 5.19.          Additional Subsidiaries.  At any time after the execution of this Agreement, each Subsidiary that is required to become a Guarantor shall become a party to this Agreement upon execution and delivery by the Administrative Agent and such Subsidiary of a Supplement and, immediately upon such execution and delivery, and without any further action, such Subsidiary shall (a) become a party to this Agreement as a Guarantor and shall have all of the rights and obligations of a Guarantor hereunder, and (b) be deemed to have to have made the representations and warranties set forth or incorporated herein, and shall be bound by all of the terms, covenants and conditions hereof or incorporated herein to
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the same extent as if such Subsidiary had executed this Agreement on the original date hereof.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary as a party to this Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
GUARANTORS:	CDK GLOBAL, INC., a Delaware corporation

By:
Name:
Title:
[GUARANTOR], a [__]

By:
Name:
Title:
[GUARANTOR], a [__]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT A
[FORM OF] SUPPLEMENT
SUPPLEMENT NO. [__], dated as of [__] (this “Supplement”), to that certain Guarantee Agreement, dated as of [__] (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), by and among CDK GLOBAL, INC., a Delaware corporation, the other Guarantors party thereto, and BANK OF AMERICA, N.A., as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement or (in the case of terms that are defined in the Credit Agreement and not defined in the Guarantee Agreement) in the Credit Agreement.  The rules of construction specified in Section 1.03 of the Credit Agreement shall apply to this Supplement, mutatis mutandis.
The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1.  In accordance with Section 5.19 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor.  The New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it in such capacity, and (b) represents and warrants that the representations and warranties made by it in such capacity thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations as provided in Section 2.01 of the Guarantee Agreement.  Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Subsidiary.  The Guarantee Agreement is hereby incorporated herein by reference.
SECTION 2.  The New Subsidiary represents and warrants that this Supplement (a) has been duly authorized by all necessary organization and, if required equity holder action, and (b) has been duly executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Supplement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Supplement.  Subject to Section 10.17 of the Credit Agreement, this Supplement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Supplement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Supplement.  For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

SECTION 4.  The New Subsidiary hereby waives acceptance by the Administrative Agent of the guaranty by the New Subsidiary under Section 2.01 of the Guarantee Agreement upon the execution of this Supplement by the New Subsidiary.
SECTION 5.  Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 6.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.
SECTION 7.  The terms of Section 10.20 of the Credit Agreement with respect to acknowledgement regarding any Supported QFCs is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 8.  This Supplement shall be construed in accordance with and governed by the law of the State of New York.  The provisions of Sections 5.09(b), (c), and (d) and Section 5.10 of the Guarantee Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.
[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement as of the day and year first above written.

NEW SUBSIDIARY:	[NEW SUBSIDIARY], a [__]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit F

Form of Security and Pledge Agreement

See attached.

SECURITY AND PLEDGE AGREEMENT dated as of [__], among CDK GLOBAL, INC., THE SUBSIDIARIES OF CDK GLOBAL, INC. PARTY HERETO, and BANK OF AMERICA, N.A., as Collateral Agent

SECURITY AND PLEDGE AGREEMENT, dated as of [__] (this “Agreement”), among CDK GLOBAL, INC., a Delaware corporation (the “Company”), the Subsidiaries of the Company identified as “Grantors” on the signature pages hereto (the Company, the Subsidiaries of the Company identified as “Grantors” on the signature pages hereto and such other parties that may become Grantors after the date hereof, each a “Grantor”), and BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as the Collateral Agent.
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COLLATERAL LIMITATIONS
SECTION 1.01          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Accession” means an “Accession” (as such term is defined in Article 9 of the UCC).
“Account” means an “Account” (as such term is defined in Article 9 of the UCC).
“Account Debtor” means an “Account debtor” (as such term is defined in Article 9 of the UCC).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement”  has the meaning assigned to such term in the introductory paragraphs hereto.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
“Bank of America” has the meaning assigned to such term in the introductory paragraphs hereto.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code, and (b) each Subsidiary of any such Person.
“CFC Holding Company” means each Domestic Subsidiary that has no material assets other than the Equity Interests of one or more (a) CFCs, or (b) Persons described in this definition.
“Chattel Paper” means a “Chattel paper” (as such term is defined in Article 9 of the UCC).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means, collectively, the Article 9 Collateral and the Pledged Collateral.
“Collateral Agent” means Bank of America, or any successor appointed in accordance with the Loan Documents.  Unless the context requires otherwise, the term “Collateral Agent” shall include any

Affiliate of Bank of America through which Bank of America shall determine to perform any of its obligations in such capacity in accordance with the Loan Documents.
“Commercial Tort Claim” means a “Commercial tort claim” (as such term is defined in Article 9 of the UCC).
“Commodity Account” means a “Commodity account” (as such term is defined in Article 9 of the UCC).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” has the meaning assigned to such term in Section 6.11.
“Company” has the meaning assigned to such term in the introductory paragraphs hereto.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Copyright owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.
“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including, registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (c) any other rights related or appurtenant to the foregoing, including moral rights.
“Covered Entity” means any of the following, (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 6.13.
“Default” means (a) any Default (as defined in the Term Loan Credit Agreement), (b) any Default (as defined in the Revolving Credit Agreement), and (c) solely for the purposes of Section 5.03, any “Default” (or similar event, however defined) under any Senior Notes Indenture.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Deposit Account” means a “Deposit account” (as such term is defined in Article 9 of the UCC).
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“Document” means a “Document” (as such term is defined in Article 9 of the UCC).
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Electronic Copy” has the meaning assigned to such term in Section 6.11.
“Electronic Record” has the meaning assigned to such term in Section 6.11.
“Electronic Signature” has the meaning assigned to such term in Section 6.11.
“Equipment” means “Equipment” (as such term is defined in Article 9 of the UCC).
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Event of Default” means (a) any Event of Default (as defined in the Term Loan Credit Agreement), (b) any Event of Default (as defined in the Revolving Credit Agreement), and (c) solely for the purposes of Section 5.03, any “Event of Default” (or similar event, however defined) under any Senior Notes Indenture.
“Excluded Property” means, with respect to each Grantor: (a) any asset (including any governmental licenses, state or local franchises, charters, authorizations or Equity Interests in any partnership, joint venture or Subsidiary of such Grantor that is not a wholly-owned Subsidiary of such Grantor) of such Grantor to the extent that the pledge of or grant of a security interest in such asset (i) is prohibited or restricted by applicable law, (ii) requires a consent not obtained from any Governmental Authority pursuant to applicable law, (iii) in the case of any Equity Interests in any partnership, joint venture or Subsidiary of such Grantor that is not a wholly-owned Subsidiary of such Grantor or any other Investment Property, is prohibited by any organizational or governance documents of any partnership, joint venture or Subsidiary of such Grantor that is not a wholly-owned Subsidiary of such Grantor or by any applicable shareholder or any similar agreement, or (iv) in the case of any assets acquired by such Grantor after the date of this Agreement (or, in the case of (A) any Person that becomes a Grantor after the date of this Agreement, any assets of such Person at the time such Person becomes a Grantor, or (B) any Person that is merged, amalgamated or consolidated with or into a Grantor after the date of this Agreement, any assets of such Person at the time such Person is merged, amalgamated or consolidated with or into a Grantor), is prohibited by, constitutes a breach or default under, results in the termination of, gives rise to a right on the part of any party thereto (other than the Company or any Subsidiary) to terminate or materially modify or requires any consent of any party thereto (other than the Company or any Subsidiary) under, in the case of this clause (a)(iv), any contract, license, agreement, instrument or other document that was in effect at the time of such acquisition (or, in the case of (1) any Person that becomes a Grantor after the date of this Agreement, was in effect at the time such Person becomes a Grantor, or (2) any Person that is merged, amalgamated or consolidated with or into a Grantor after the date of this Agreement, was in effect at the time of such merger, amalgamation or consolidation) and was not entered into in contemplation of or in connection with such acquisition (or, in the case of (x) any Person that becomes a Grantor after the date of this Agreement, was not entered into in contemplation of or in connection with such Person becoming a Grantor, or (y) any Person that is merged, amalgamated or consolidated with or into a Grantor after the date of this Agreement, was not entered into in contemplation of or in connection with such merger, amalgamation or consolidation) or the requirements of the Loan Documents, except, in each case under this clause (a), to the extent that such law or the term in such
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contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under the UCC or other applicable law or principles of equity; (b) any asset owned by such Grantor that is subject to a Lien securing a purchase money, project financing, capital lease or finance lease obligation if (i) the contract or other agreement under which such Lien is granted (or the documentation providing for such obligation) prohibits the creation of any other Lien on such property, or (ii) a grant of any other Lien on such property would otherwise be prohibited by, constitute a breach or default under, result in the termination of, give rise to a right on the part of any party thereto (other than the Company or any Subsidiary) to terminate or materially modify or requires any consent of any party thereto (other than the Company or any Subsidiary) under, such contract or agreement, in each case to the extent both such Lien and such obligation secured thereby are permitted under the Loan Documents; (c) any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment of such Grantor covered by certificates of title or ownership; (d) Deposit Accounts and Securities Accounts of such Grantor (and cash and other assets maintained or credited therein) (i) exclusively used for payroll, payroll taxes and other employee wage and benefit payments, (ii) exclusively used for taxes required by applicable law to be collected, remitted or withheld, (iii) exclusively used for funds held in trust, or (iv) containing aggregate balances, when taken together with all other Deposit Accounts and Securities Accounts of the Grantors, of less than $10,000,000; (e) any Intellectual Property, lease, license or other agreement of such Grantor to the extent that a grant of a security interest therein is prohibited by, constitutes a breach or default under, results in the termination of, gives rise to a right on the part of any party thereto (other than the Company or any Subsidiary) to terminate or materially modify or requires any consent of any party thereto (other than the Company or any Subsidiary) under, such Intellectual Property, lease, license or other agreement, except to the extent that the term in such Intellectual Property, lease, license or other agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under the UCC or other applicable law or principles of equity (other than Proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition); (f) any fee-owned real property of such Grantor; (g) any leasehold interests of such Grantor in real property; (h) any intent-to-use Trademark application or intent-to-use service mark application of such Grantor prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or intent-to-use service mark application under applicable Federal law; (i) Equity Interests in any special purpose Subsidiary of such Grantor (including, for the avoidance of doubt, any Special Purpose Securitization Subsidiaries), any not-for-profit Subsidiary of such Grantor, or any captive insurance Subsidiary of such Grantor; (j) voting Equity Interests owned by such Grantor in any CFC or CFC Holding Company in excess of 65% of the voting Equity Interests in such CFC or CFC Holding Company; (k) Margin Stock (within the meaning of Regulation U of the Board) owned by such Grantor; (l) any asset of such Grantor as to which the Company reasonably determines that creating or perfecting a pledge or security interest therein would result in material adverse tax consequences to the Company or any Subsidiary; (m) any asset of such Grantor as to which the Collateral Agent and the Company agree in writing that the cost of creating or perfecting a pledge or security interest therein is excessive in view of the benefits to be obtained by the Secured Parties therefrom; (n) Letter-of-Credit Rights of such Grantor (except to the extent constituting supporting obligations such that a Lien thereon may be perfected by filing of a financing statement under the UCC with respect to such Grantor); and (o) any Commercial Tort Claim as to which such Grantor has determined that it reasonably expects to recover less than $5,000,000; in each case other than any Proceeds, substitutions or replacements of the foregoing (unless such Proceeds, substitutions or replacements would constitute assets described in clauses (a) through (o) above).
“Excluded Swap Obligation” means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Grantor of, or the grant by such Grantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity
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Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Grantor and any and all guarantees of such Grantor’s Swap Obligations by other Grantors) at the time the guaranty of such Grantor, or grant by such Grantor of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Fixtures” means “Fixtures” (as such term is defined in Article 9 of the UCC).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“General Intangible” means a “General intangible” (as such term is defined in Article 9 of the UCC).
“Goods” means “Goods” (as such term is defined in Article 9 of the UCC).
“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including the Bank for International Settlements and the Basel Committee on Banking Supervision or any successor or similar authority to either of the foregoing).
“Grantor” has the meaning assigned to such term in the introductory paragraphs hereto.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Indemnitee” has the meaning assigned to such term in Section 6.03(b).
“Instrument” means an “Instrument” (as such term is defined in Article 9 of the UCC).
“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Person, including inventions, designs, utility models, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know‑how, show‑how or other data or information, software and databases and applications and registrations therefor, and related franchises, and all additions, improvements and accessions to any of the foregoing.
“Inventory” means “Inventory” (as such term is defined in Article 9 of the UCC).
“Investment Property” means “Investment property” (as such term is defined in Article 9 of the UCC).
“Investment Property” means “Investment property” (as such term is defined in Article 9 of the UCC).
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“Letter-of-Credit Right” means a “Letter-of-credit right” (as such term is defined in Article 9 of the UCC).
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting an interest in Intellectual Property to which any Grantor is a party, including, in the case of any Grantor, any of the exclusive Copyright Licenses set forth under its name on Schedule III.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means, collectively, (a) the Loan Documents (as defined in the Term Loan Credit Agreement), and (b) the Loan Documents (as defined in the Revolving Credit Agreement).
“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement entered into in connection with a Hedging Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (b) the ability of the Grantors to perform any of their respective obligations under this Agreement or (c) the rights of or benefits available to the Collateral Agent or any other Secured Party under this Agreement.
“Money” means “Money” (as such term is defined in Article 1 of the UCC).
“Other Senior Notes Indenture” means each of [(a) the Indenture, dated as of October 14, 2014, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 4.50% senior notes due 2024, (b) the Indenture, dated as of May 15, 2017, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 4.875% senior notes due 2027, (c) the Indenture, dated as of June 18, 2018, between the Company, as issuer, and U.S. Bank National Association, as trustee (as supplemented by that certain Officer’s Certificate pursuant to Sections 2.02, 10.04 and 10.05 of the Indenture, dated as of June 18, 2018, provided by the Company), relating to the Company’s 5.875% senior notes due 2026, and (d) the Indenture, dated as of May 15, 2019, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 5.25% senior notes due 2029.]1
“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent has been granted to any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention on which a Patent has been granted to any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

1 Definition to be modified on the date of execution of this Agreement to reflect any Senior Notes Indenture as in effect on the First Amendment Effective Date that is not included in the definition of Senior Notes Indenture as of the date of execution of this Agreement.

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“Patents” mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.
“Payment Intangible” means a “Payment intangible” (as such term is defined in Article 9 of the UCC).
“Permitted Securitization Financing” means one or more transactions pursuant to which (a) Receivables Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (b) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets (including conduit and warehouse financings) and any Hedging Agreements entered into in connection with such Receivables Assets; provided, that, recourse to the Company or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Company in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Company or any Subsidiary (other than a Special Purpose Securitization Subsidiary)).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01(a).
“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01(a).
“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01(a).
“Pledged Securities” means any stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Proceeds” means “Proceeds” (as such term is defined in Article 9 of the UCC).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 6.13.
“Receivables Assets” means, with respect to any Person, accounts receivable, indebtedness and other obligations owed to or owned by such Person (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or obligation constituting an account, chattel paper, instrument or general intangible),
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together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a Securitization Transaction.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of August 17, 2018, by and among the Company, the Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, and Bank of America, as the administrative agent.
“Revolving Credit Agreement Additional Obligations” means the Additional Obligations (as defined in the Revolving Credit Agreement); provided, that, the Revolving Credit Agreement Additional Obligations of a Grantor shall exclude any Excluded Swap Obligations with respect to such Grantor.
“Revolving Credit Agreement Obligations” means the Obligations (as defined in the Revolving Credit Agreement), including the Revolving Credit Agreement Additional Obligations.
“Secured Obligations” means, collectively, (a) the Term Loan Credit Agreement Obligations, (b) the Revolving Credit Agreement Obligations, and (c) the Senior Notes Indenture Obligations; provided, that, the Obligations of a Grantor shall exclude any Excluded Swap Obligations with respect to such Grantor.
“Secured Party” means any holder of the Secured Obligations.
“Securities Account” means a “Securities account” (as such term is defined in Article 8 of the UCC).
“Securities Act” means the Securities Act of 1933.
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions pursuant to which such Person (or any subsidiary of such Person) may, directly or indirectly, sell, convey or otherwise transfer, or grant a security interest in, any Receivables Assets of such Person (or any subsidiary of such Person), to a special purpose subsidiary of such Person or an Affiliate of such Person.
“Senior Notes Indenture” means each of [(a) the Indenture, dated as of October 14, 2014, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 4.50% senior notes due 2024, (b) the Indenture, dated as of May 15, 2017, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 4.875% senior notes due 2027, (c) the Indenture, dated as of June 18, 2018, between the Company, as issuer, and U.S. Bank National Association, as trustee (as supplemented by that certain Officer’s Certificate pursuant to Sections 2.02, 10.04 and 10.05 of the Indenture, dated as of June 18, 2018, provided by the Company), relating to the Company’s 5.875% senior notes due 2026, and (d) the Indenture, dated as of May 15, 2019, between the
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Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 5.25% senior notes due 2029.]2
“Senior Notes Indenture Obligations” means all obligations arising under or in connection with the Senior Notes Indentures for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the Senior Notes Indentures and the documentation entered into in connection therewith.
“Senior Notes Indenture Secured Party” means, as of any date of determination, any Secured Party holding Senior Notes Indenture Obligations as of such date.
“Senior Notes Indenture Trustee” means, as of any date of determination, with respect to any Senior Notes Indenture, the trustee (or other duly authorized agent or representative for the holders of the obligations under such Senior Notes Indenture) as of such date under such Senior Notes Indenture.
“Software” means “Software” (as such term is defined in Article 9 of the UCC).
“Special Purpose Securitization Subsidiary” means a direct or indirect wholly-owned Subsidiary established in connection with a Permitted Securitization Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner (as determined by the Company in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Company or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the Company or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code of the United States (or other insolvency law).
“Subsidiary” means, with respect to any Person, any corporation or other entity with respect to which such Person alone owns, subsidiaries of such Person own, or such Person and one or more of its subsidiaries together own, directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the board of directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.  Unless otherwise specified herein, all references herein to a “Subsidiary” shall refer to a Subsidiary of the Company.
“Supported QFC” has the meaning assigned to such term in Section 6.13.
“Supplement” means an agreement substantially in the form of Exhibit A, or any other form approved by the Collateral Agent.
“Supporting Obligation” means a “Supporting obligation” (as such term is defined in Article 9 of the UCC).
“Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2 Definition to be modified on the date of execution of this Agreement to reflect the Senior Notes Indentures as in effect on the First Amendment Effective Date for which Collateral is being provided on the date of execution of this Agreement.
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“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of August 17, 2018, by and among the Company, the lenders from time to time party thereto, and Bank of America, as the administrative agent.
“Term Loan Credit Agreement Additional Obligations” means the Additional Obligations (as defined in the Term Loan Credit Agreement); provided, that, the Term Loan Credit Agreement Additional Obligations of a Grantor shall exclude any Excluded Swap Obligations with respect to such Grantor.
“Term Loan Credit Agreement Obligations” means the Obligations (as defined in the Term Loan Credit Agreement), including the Term Loan Credit Agreement Additional Obligations.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, generic top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all goodwill associated therewith or symbolized thereby.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” means the United States of America.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 6.13.
SECTION 1.02          Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the other Loan Documents), (b) any definition of or reference to any statute, law, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, rules or regulations), and the statutory rules, regulations, orders and provisions interpreting such statute, law, rule
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or regulation, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
SECTION 1.03          Collateral Limitations.  Notwithstanding anything to the contrary in this Agreement: (a) to the extent that any asset constitutes Excluded Property or to the extent that any other Loan Document excludes any asset from the scope of the Collateral or from any requirement to take any action to perfect any security interest in such asset, the representations, warranties and covenants made by the Grantors herein with respect to the creation, perfection or priority, as applicable, of any security interest granted in favor of the Collateral Agent, for the benefit of the Secured Parties, shall be deemed not to apply to such excluded assets; (b) no deposit account control agreement, securities account control agreement or other control agreements, or (except with respect to Equity Interests that constitute Collateral and are represented or evidenced by certificates or instruments) other perfection by “control” shall be required with respect to any Collateral (including Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Securities Accounts, Commodity Accounts and intercompany indebtedness); (c) subject to clause (b) above, except to the extent that perfection and priority may be achieved (i) by the filing of a financing statement under the UCC with respect to the applicable Grantor, or (ii) with respect to Equity Interests, by the delivery of certificates or instruments representing or evidencing such Equity Interests along with appropriate undated instruments of transfer executed in blank, no Grantor shall be required to take any action with respect to perfection or priority with respect to any assets or property described in clause (b) above; (d) no Grantor shall be required to obtain any collateral access agreements, warehouse agreements, estoppel, bailee acknowledgments or any similar agreements; (e) no Grantor shall be required to provide any notice or obtain the consent of any Governmental Authority under the Federal Assignment of Claims Act or analogous state laws; and (f) no actions in any jurisdiction outside of the United States or that are necessary to comply with the laws of any jurisdiction outside of the United States shall be required.
ARTICLE II

PLEDGE
SECTION 2.01          Pledge.
(a)          To secure the prompt payment and performance in full when due, whether by lapse or time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, and right of set off against, any and all right, title and interest of such Grantor in, to and under, whether now owned or existing or owned, acquired or arising hereafter: (i)(A) the Equity Interests owned by such Grantor, including those set forth opposite the name of such Grantor on Schedule I, and (B) all certificates and other instruments representing all such Equity
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Interests (the assets referenced in clauses (a)(i)(A) and (a)(i)(B) above being collectively referred to as the “Pledged Equity Interests”); (ii)(A) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule I, and (B) all promissory notes and other instruments evidencing all such debt securities (the assets referenced in clauses (a)(ii)(A) and (a)(ii)(B) above being collectively referred to as the “Pledged Debt Securities”); (iii) subject to Section 2.05, all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and Pledged Debt Securities; (iv) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a)(i), (a)(ii) and (a)(iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (a)(i) through (a)(iv) above being collectively referred to as the “Pledged Collateral”).
(b)          Notwithstanding anything herein to the contrary, to the extent and for so long as any asset is Excluded Property, the security interest granted under Section 2.01(a) shall not attach to, and none of the Pledged Equity Interests, Pledged Debt Securities or other Pledged Collateral shall include, such asset; provided, that, the security interest granted under Section 2.01(a) shall immediately attach to, and the Pledged Equity Interests or the Pledged Debt Securities, as applicable, and the Pledged Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be Excluded Property.
SECTION 2.02          Delivery of the Pledged Securities.
(a)          Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Equity Interests (other than Pledged Equity Interests that are not certificated) (i) on the date of this Agreement, in the case of any such Pledged Equity Interests owned by such Grantor on the date of this Agreement, and (ii) promptly upon receipt thereof, in the case of any such Pledged Equity Interests acquired by such Grantor after the date of this Agreement.  Prior to delivery to the Collateral Agent, all such certificated Pledged Equity Interests held by a Grantor shall be held in trust by such Grantor for the benefit of the Collateral Agent.
(b)          Each Grantor acknowledges and agrees that (i) to the extent any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Grantors) and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated (and such certificate shall be delivered to the Collateral Agent in accordance with Section 2.02(a)), and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate.  Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Grantors) and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the UCC and such interest is thereafter represented by a certificate (and, in such case, such certificate shall be delivered to the Collateral Agent in accordance with Section 2.02(a)).
(c)          Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by undated stock powers or such other proper instruments of assignment duly
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executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and such other instruments and documents as the Collateral Agent may reasonably request.
SECTION 2.03          Representations and Warranties.  Each Grantor represents and warrants that:
(a)          As of the date of this Agreement, Schedule I sets forth a true and complete list, with respect to such Grantor, of (i) all the Pledged Equity Interests owned by such Grantor, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor, and, in the case of any certificated Pledged Equity Interests, the certificate number (and number of units represented by each such certificate) for any certificate evidencing such Pledged Equity Interests, and (ii) all the Pledged Debt Securities owned by such Grantor.
(b)          The Pledged Equity Interests and Pledged Debt Securities issued by such Grantor have been duly and validly authorized and issued by such Grantor and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable (to the extent applicable), and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of such Grantor, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.
(c)          Except for the security interests granted hereunder, such Grantor (i) is and, subject to any transfers made in compliance with the Loan Documents, will continue to be the direct owner, beneficially and of record, of the Pledged Equity Interests and Pledged Debt Securities owned by such Grantor, (ii) holds the Pledged Equity Interests and Pledged Debt Securities owned by such Grantor free and clear of all Liens, other than Liens created by this Agreement and other Liens permitted under the Loan Documents, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by this Agreement, (B) other Liens permitted under the Loan Documents, and (C) transfers made in compliance with the Loan Documents, and (iv) upon the reasonable written request of the Collateral Agent, or upon such Grantor obtaining knowledge thereof, will use commercially reasonable efforts to defend its title or interest in and to the Pledged Collateral against any and all Liens (other than the Liens created by this Agreement and other Liens permitted by the Loan Documents), however arising, of all Persons whomsoever.
(d)          Except for restrictions and limitations (i) imposed by (A) the Loan Documents, (B) securities laws, and (C) in the case of Equity Interests in Foreign Subsidiaries, applicable local laws, and (ii) existing as of the date of this Agreement (or in the case of any Subsidiary acquired after the date of this Agreement that is not a wholly-owned Subsidiary, as of the date the Equity Interests in such Subsidiary were acquired) in the articles or certificate of incorporation, bylaws or other organizational documents of any Subsidiary, (1) the Pledged Collateral is and will continue to be freely transferable and assignable, and (2) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.
(e)          Such Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated.
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(f)          No consent or approval of any Governmental Authority, any securities exchange or any other Person was, is or will be required for the validity of the pledge effected hereby (other than (i) such as have been obtained and are in full force and effect, (ii) registrations or filings necessary to perfect Liens created hereunder required by applicable law, and (iii) any consent or approval the failure to obtain or make, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect).
(g)          This Agreement creates a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Pledged Collateral of such Grantor and when properly perfected by filing, shall constitute a valid and perfected, first priority (subject to Liens permitted by the Loan Documents) security interest in the Pledged Collateral of such Grantor, to the extent such security interest can be perfected by filing under the UCC.  Subject to applicable local laws in the case of Equity Interests in any Foreign Subsidiary, the taking of possession by the Collateral Agent of the Pledged Securities will perfect and establish the first priority of the Collateral Agent’s security interest in all Pledge Securities that are “securities” within the meaning of Article 8 of the UCC.
SECTION 2.04          Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to hold any Pledged Securities in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent).  If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 2.05          Voting Rights; Dividends and Interest.
(a)          Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided notice to the Company that the Grantors rights, in whole or in part, under this Section 2.05 are being suspended:
(i)          each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof in any manner not in violation of the terms of this Agreement and the other Loan Documents;
(ii)          the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2.05(a)(i); and
(iii)          each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Loan Documents and applicable law; provided, that, any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities held by a Grantor, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the
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issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor and required to be delivered to the Collateral Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property (but shall be held separate and apart therefrom), shall be held in trust for the benefit of the Collateral Agent and shall be delivered to the Collateral Agent promptly and in the form in which they shall have been received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).
(b)          Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have notified the Company of the suspension of the Grantors’ rights under Section 2.05(a)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.05(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal and other distributions received by any Grantor contrary to the provisions of this Section 2.05(b) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent promptly and in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 2.05(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 4.04.
(c)          Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have notified the Company of the suspension of the Grantors’ rights under Section 2.05(a)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.05(a)(i), and the obligations of the Collateral Agent under Section 2.05(a)(i), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.
ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY
SECTION 3.01          Security Interest.
(a)          To secure the prompt payment and performance in full when due, whether by lapse or time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, and right of set off against, any and all right, title and interest of such Grantor in, to and under, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Article 9 Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) the Commercial Tort Claims described on Schedule II (as such schedule may be supplemented from time to time pursuant to Section 3.03(e)); (iv) all Deposit Accounts; (v) all Documents; (vi) all
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Equipment; (vii) all Fixtures; (viii) all General Intangibles; (ix) all Goods; (x) all Instruments; (xi) all Intellectual Property; (xii) Inventory; (xiii) all Investment Property; (xiv) all Letter-of-Credit Rights; (xv) all Money, cash and cash equivalents; (xvi) all Payment Intangibles; (xvii) all Software; (xviii) all Supporting Obligations; (xix) all books and records pertaining to the Article 9 Collateral; and (xx) all Accessions, Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that, notwithstanding anything herein to the contrary, to the extent and for so long as any asset is Excluded Property, the security interest granted under this Section 3.01(a) shall not attach to, and the Article 9 Collateral shall not include, such asset; provided, further, that, such security interest  shall immediately attach to, and the Article 9 Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be Excluded Property.
(b)          Each Grantor hereby irrevocably authorizes the Collateral Agent (or its designee) at any time and from time to time (i) to file in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (A) indicate the Collateral as “all assets, whether now owned or hereafter acquired” of such Grantor or words of similar effect or of a lesser scope or with greater detail, and (B) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, and (ii) to file with the United States Patent and Trademark Office or the United States Copyright Office such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor pursuant to Section 3.01(a).  Each Grantor agrees to provide the information required for any such filing to the Collateral Agent promptly upon request.  Each Grantor also ratifies its authorization for the Collateral Agent (or its designee) to file in any relevant jurisdiction or filing office any of the foregoing financing statements, documents or amendments thereto if filed prior to the date of this Agreement.
(c)          The security interests granted pursuant to Section 2.01(a) and Section 3.01(a) are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
SECTION 3.02          Representations and Warranties.  Each Grantor represents and warrants that:
(a)          Such Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a security interest pursuant to Section 3.01(a) and has full power and authority to grant to the Collateral Agent a security interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than (i) any consent or approval that has been obtained, and (ii) any consent or approval the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.
(b)          This Agreement creates a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral of such Grantor and when properly perfected by filing, shall constitute a valid and perfected, first priority (subject to Liens permitted by the Loan Documents) security interest in the Article 9 Collateral of such Grantor, to the extent such security interest can be perfected by filing under the UCC.
(c)          Schedule III sets forth, as of the date of this Agreement, a true and correct list, with respect to such Grantor, of (i) all Patents that have been granted by the United States Patent
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and Trademark Office and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending, and (iv) all United States exclusive Copyright Licenses under which such Grantor is a licensee, as applicable, specifying, with respect to any such Patents, Copyrights or Trademarks, the name of the registered owner, title or type of mark, registration or application number, and registration date (if already registered) or filing date, and with respect to any such exclusive Copyright Licenses, the licensee, licensor and date of such license agreement.
(d)          Schedule II sets forth, as of the date of this Agreement, a true and complete list, with respect to such Grantor, of each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by such Grantor for which such Grantor has determined that it reasonably expects to recover at least $5,000,000, including a summary description of such claim.
SECTION 3.03          Covenants.
(a)          Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to any material portion of the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its good faith business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the security interest granted to the Collateral Agent in such portion of the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to the Loan Documents.
(b)          Each Grantor agrees, at its own expense, to execute any and all documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, intellectual property notice filings and other documents), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to assure the Collateral Agent of the creation, perfection and priority of the security interests in the Article 9 Collateral or otherwise to effectuate the provisions of this Agreement, all at its expense.  Each Grantor agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by this Agreement.
(c)          At its option, after the occurrence and during the continuance of an Event of Default and upon notice to the applicable Grantor, the Collateral Agent may discharge past due taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Loan Documents, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization (and any such payment made or expense incurred shall be an additional Secured Obligation secured hereby).
(d)          Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.
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(e)          Concurrently with the delivery of annual financial statements pursuant to the Loan Documents, the Grantors shall deliver to the Collateral Agent updated Schedules I, II and III such that, as so supplemented, the representations and warranties set forth in Sections 2.03(a), 3.02(c) and 3.02(d) are true and correct as of such date as if made on and as of such date (after giving effect to such schedules, as so supplemented).
(f)          Each Grantor agrees: (i) that it will not take any action or omit to take any action (and will exercise commercially reasonable efforts to prevent its licensees from taking any action or omitting to take any action) whereby any Patent material to the conduct of the business of such Grantor may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its rights under applicable patent laws; (ii) for each Trademark material to the conduct of such Grantor’s business (A) to maintain such Trademark in full force, free from any valid claim of abandonment or invalidity for non‑use, (B) to maintain the quality of products and services offered under such Trademark, (C) to display such Trademark, if registered, with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law, (D) not to knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights, and (E) not to adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement; (iii) for each work covered by a Copyright material to the conduct of the business of such Grantor, to use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws; (iv) to notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of the business of such Grantor may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same; (v) to all necessary steps that are consistent with its current practice (A) in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration), and (B) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of such Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties; and (vi) in the event that such Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of such Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, to promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral; provided, that, notwithstanding the foregoing, nothing in this Section 3.03(f) shall (1) prohibit any disposition permitted under the Loan Documents, or (2) require any Grantor to take any action or omit to take any action to the extent
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that the failure to take such action or omission, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.04          Licenses.  Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon the request of the Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.
ARTICLE IV

REMEDIES
SECTION 4.01          Remedies Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the security interest granted pursuant to this Agreement to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, any such Article 9 Collateral throughout the world on such terms and conditions as set forth in Section 4.02 (other than in violation of any then‑existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Any purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice under the applicable provisions of the UCC) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, notwithstanding that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or
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purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any other Secured Party, to the maximum extent permitted by applicable law, may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court‑appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to commercially reasonable standards as provided in the UCC.
SECTION 4.02          Grant of License to Use Intellectual Property.  Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, upon the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and, to the extent permitted by applicable law, the right to prosecute and maintain all Intellectual Property and the right to sue for infringement of the Intellectual Property; provided, that, (a) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, (b) to the extent such license is a sublicense of a Grantor’s rights under any third party license, the license to the Collateral Agent shall be in accordance with any limitations in such third party license, including prohibitions on further sublicensing, and (c) such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the products and services in connection with which any such Trademarks are used sufficient to preserve the validity of such Trademarks.  Upon the occurrence and during the continuance of an Event of Default, each Grantor further agrees to cooperate with the Collateral Agent in any attempt to prosecute or maintain the Intellectual Property or sue for infringement of the Intellectual Property.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, that, any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
SECTION 4.03          Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Securities Act might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged
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Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Securities Act or, to the extent applicable, Blue Sky or other state securities laws, and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached.  The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
SECTION 4.04          Application of Proceeds.  Notwithstanding any other provisions of the Loan Documents to the contrary, after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s election, the Collateral Agent may apply all or any part of proceeds constituting Collateral in payment of the Secured Obligations in the following order:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel) payable to the Collateral Agent, in its capacity as such, under this Agreement and the other Loan Documents;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel) payable to the Collateral Agent and any Senior Notes Indenture Trustee, ratably among the Collateral Agent and any Senior Notes Indenture Trustee according to the amounts of such fees, indemnities, expenses and other amounts then due and owing and remaining unpaid to the Collateral Agent and any Senior Notes Indenture Trustee;
Third, to the Collateral Agent, for application by the Collateral Agent to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest, Term Loan Credit Agreement Additional Obligations, and Revolving Credit Agreement Additional Obligations), ratably among the Secured Parties according to the amounts of such fees, indemnities and other amounts then due and owing and remaining unpaid to the Secured Parties;
Fourth, to the Collateral Agent, for application by the Collateral Agent to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on or in respect of the Secured Obligations (other than any such accrued or unpaid interest on or in respect of the Term
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Loan Credit Agreement Additional Obligations or the Revolving Credit Agreement Additional Obligations), ratably among the Secured Parties according to the amounts of such accrued and unpaid interest then due and owing and remaining unpaid to the Secured Parties;
Fifth, to the Collateral Agent, for application by the Collateral Agent to payment of that portion of the Secured Obligations constituting (a) unpaid principal on or in respect of the Secured Obligations, (b) Term Loan Credit Agreement Additional Obligations, and (c) Revolving Credit Agreement Additional Obligations, ratably among the Secured Parties according to the amounts of such unpaid principal, Term Loan Credit Agreement Additional Obligations and Revolving Credit Agreement Additional Obligations then due and owing and remaining unpaid to the Secured Parties;
Sixth, to the Collateral Agent, for application by the Collateral Agent to payment of all other Secured Obligations and other obligations which shall have become due and payable and not repaid pursuant to clauses First through Fifth above, ratably among the Secured Parties according to the amount of the Secured Obligations and other obligations then due and owing and remaining unpaid to the Secured Parties; and
Seventh, the balance, if any, to the Company or as otherwise required by law.
Notwithstanding anything set forth in this Section 4.04, (a) Excluded Swap Obligations with respect to any Grantor shall not be paid with amounts received from such Grantor or its assets, but appropriate adjustments shall be made with respect to payments from other Grantors to preserve the allocation to the Secured Obligations otherwise contemplated by this Section 4.04, and (b) Term Loan Credit Agreement Additional Obligations and Revolving Credit Agreement Additional Obligations shall be excluded from the application described in this Section 4.04 if the Collateral Agent has not received notice of such obligations as required pursuant to the Loan Documents, together with such supporting documentation as the Collateral Agent may request.
In making the determination and allocations required by this Section 4.04, with respect to any Senior Notes Indenture, the Collateral Agent may conclusively rely upon information supplied by the Senior Notes Indenture Trustee for such Senior Notes Indenture as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Senior Notes Indenture Obligations with respect to such Senior Notes Indenture, and, in each case, the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.
If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 4.04.
By accepting the benefits of this Agreement, each of the Secured Parties hereby agrees not to challenge or question in any proceeding the validity or enforceability of this Agreement (in each case as a whole or any term or provision contained herein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of all the Secured Parties as provided in this Agreement, or the equal and ratable sharing of any such Lien.
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ARTICLE V

APPOINTMENT AND AUTHORIZATION OF THE COLLATERAL AGENT; DUTY OF CARE; ACTION BY THE COLLATERAL AGENT
SECTION 5.01          Appointment and Authorization.  By accepting the benefits hereof, each of the Secured Parties hereby irrevocably appoints the Collateral Agent as its agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Grantors to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement or the other Loan Documents, together with such powers and discretion as are reasonably incidental, and the Collateral Agent hereby accepts such appointment.  By accepting the benefits of this Agreement, each of the Secured Parties agrees to indemnify the Collateral Agent as contemplated by Section 6.03(c).
Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is exercisable only after the occurrence and during the continuance of an Event of Default, and is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor: (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.
SECTION 5.02          The Collateral Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder and accounting for Money actually received by the Collateral Agent, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.
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SECTION 5.03          Action by the Collateral Agent.
(a)          Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Collateral Agent shall not (i) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, or (ii) have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Grantor that is communicated to the Collateral Agent or any of its Affiliates in any capacity.  The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Collateral Agent by another Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, any other Loan Document or any Senior Notes Indenture, (B) the contents of any certificate, report or other document delivered under or in connection with this Agreement, any other Loan Document or any Senior Notes Indenture, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement, any other Loan Document, any Senior Notes Indenture or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, any Senior Notes Indenture or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by this Agreement, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in this Agreement, any other Loan Document or any Senior Notes Indenture, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
(b)          The obligations of the Collateral Agent to any Senior Notes Indenture Secured Party shall be limited solely to (i) holding the Collateral for the ratable benefit of such Senior Notes Indenture Secured Party for so long as (A) the Senior Notes Indenture Obligations held by such Senior Notes Indenture Secured Party remain outstanding, and (B) the Senior Notes Indenture Obligations held by such Senior Notes Indenture Secured Party are secured by the Collateral, (ii) subject to the terms of this Agreement, enforcing the rights of such Senior Notes Indenture Secured Party in respect of Collateral, and (iii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to such Senior Notes Indenture Secured Party in respect of the Senior Notes Indenture Obligations held by such Senior Notes Indenture Secured Party in accordance with the terms of this Agreement.  No Senior Notes Indenture Secured Party shall be entitled to exercise (or direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the Senior Notes Indenture Obligations held by such Senior Notes Indenture Secured Party or the Collateral, including the right to enforce actions pursuant to this Agreement, request any action, institute proceedings, give any instructions or notices, make any election, make collections, sell or otherwise foreclose on any portion of the Collateral or receive any payment (except for its right to receive payments in the manner expressly provided in Section 4.04).  This Agreement shall not create any liability of the Collateral Agent to the Senior Notes Indenture Secured Parties by reason of actions with respect to the creation, perfection or continuation of the security interests on the Collateral, actions with respect to the occurrence of a Default or an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, actions with respect to the collection of any claim for all or any part of the Senior Notes Indenture Obligations from any debtor, guarantor or any other party or the valuation, use or protection of the Collateral.  By acceptance of the benefits under this Agreement, each Senior Notes Indenture Secured Party will be deemed to have acknowledged and agreed that the provisions of this Section 5.03(b) are intended to induce the Senior Notes Indenture Secured Parties to permit such Persons to be Secured Parties under this Agreement and are being relied upon by the Senior Notes Indenture Secured Parties as consideration therefor.
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(iii)          The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantors of any of the Senior Note Indenture Obligations.
(iv)         By accepting the benefits hereof, each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision regarding the making or continuation of extensions of credit to the Grantors.  By accepting the benefits hereof, each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any Senior Notes Indenture, and any related agreement or any document furnished hereunder or thereunder.
ARTICLE VI

MISCELLANEOUS
SECTION 6.01         Notices.
(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 6.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)          if to any Grantor, care of the Company, to it at 1950 Hassell Road, Hoffman Estates, IL 60169, Attention of General Counsel (Fax No. 847-839-2604), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention of Monica K. Thurmond (Fax No. 212-492-0055); and
(ii)          if to the Collateral Agent, to Bank of America, 900 W. Trade St., 6th Floor, NC1-026-06-03, Charlotte, NC 28255, Attention: Melissa Mullis (Telephone: 980-386-9372; Facsimile: 704-409-0617; Email: melissa.mullis@baml.com).
(b)          The Collateral Agent or any Grantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures and may be limited to particular notices or communications.
(c)          Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 6.02          Waivers; Amendments.  This Agreement and the provisions hereof may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto; provided, that, notwithstanding the foregoing, (a) this Agreement and the provisions hereof may not be waived, amended or modified unless such waiver, amendment or modification is permitted pursuant to the Loan Documents, (b) any update to the schedules hereto delivered pursuant to Section 3.03(e) shall not constitute an amendment or modification to this Agreement for purposes of this
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Section 6.02, (c) the execution and delivery of any Supplement pursuant to Section 6.15, and any update to the schedules hereto pursuant to a Supplement, shall not constitute an amendment or modification to this Agreement for purposes of this Section 6.02, and (d) in connection with the occurrence of any event, or the satisfaction of any condition, that requires the obligations under any Other Senior Notes Indenture, pursuant to the terms and provisions of such Other Senior Notes Indenture, to become Secured Obligations, this Agreement may be amended by the Company and the Collateral Agent to include as Secured Obligations any obligations under such Other Senior Notes Indenture as required by such Other Senior Notes Indenture.  No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent and any other Secured Party hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 6.03          Expenses; Indemnity; Damage Waiver.
(a)          The Grantors shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one counsel for the Collateral Agent, in connection with the preparation and administration of this Agreement and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent or any other Secured Party, including the reasonable and documented fees, charges and disbursements of any counsel for the Collateral Agent or any other Secured Party, incurred during any workout, restructuring or negotiations in respect of the Secured Obligations or in connection with the enforcement or protection of its rights under this Agreement, including its rights under this Section or in connection with the Secured Obligations.
(b)          The Grantors shall indemnify the Collateral Agent, each other Secured Party and each Related Party of any of the foregoing Persons (each of the foregoing being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, liabilities and out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee (whether by a third party or by a Grantor or any of its Affiliates, and whether based on contract, tort or any other theory) arising out of, in connection with, or as a result of (i) the consummation of the transactions contemplated hereby, (ii) any Secured Obligation or the use of the proceeds therefrom, (iii) the execution, delivery or performance by the Grantors of this Agreement, or any actions or omissions of the Grantors in connection therewith, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses shall have (A) been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) resulted from a claim brought by a Grantor against an Indemnitee or any of its Related Parties for a material breach in bad faith of such Indemnitee’s obligations hereunder, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent
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jurisdiction to the effect that such a material breach in bad faith has occurred, or (C) arisen from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Grantors or any of their respective Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against the Collateral Agent in its capacity as such).
(c)          To the extent that the Grantors fail to pay any amount required to be paid by it under Section 6.03(a) or (b), each Secured Party severally agrees to pay to the Collateral Agent such Secured Party’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Collateral Agent or against any Related Party acting for the Collateral Agent (or any sub-agent) in connection with such capacity.  For purposes hereof, a Secured Party’s “pro rata share” shall be determined based upon its share of the sum of the aggregate Secured Obligations then existing.
(d)          To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Secured Obligation or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby, other than for damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction.
(e)          All amounts due under this Section 6.03 shall be payable within 15 Business Days after receipt of a reasonably detailed invoice therefor.
SECTION 6.04       Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (and any attempted assignment or transfer without such consent shall be null and void); provided, that, notwithstanding the foregoing, no such assignment or transfer shall be permitted unless also permitted pursuant to the Loan Documents.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated by this Agreement or any other Loan Document, the sub-agents of the Collateral Agent and the Related Parties of each of the Collateral Agent and the other Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
SECTION 6.05      Survival. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the Secured Obligations are outstanding and unpaid.  The provisions of Sections 6.03 and clause (b) of Section 6.12 shall survive and remain in full force and effect regardless of the repayment of the Secured Obligations or the termination of this Agreement or any provision hereof.
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SECTION 6.06        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 6.07        Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 6.08        Governing Law; Jurisdiction; Consent to Service of Process.
(a)          This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.
(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any court referred to in Section 6.08(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01.  Nothing in this Agreement will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.
SECTION 6.09        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE
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BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 6.10          Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 6.11        Electronic Execution.  This Agreement and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using an Electronic Signature.  Each Grantor agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Grantor to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this Section may include use or acceptance by the Collateral Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.  The Collateral Agent may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Collateral Agent’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Collateral Agent has agreed to accept such Electronic Signature, the Collateral Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of a Grantor without further verification, and (b) upon the request of the Collateral Agent, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
SECTION 6.12         Payments Set Aside.  To the extent that any payment by or on behalf of any Grantor is made to the Collateral Agent or any other Secured Party, or the Collatreal Agent or any other Secured Party exercises any right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent or such other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Secured Party shall pay to the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to an overnight rate from time to time in effect and determined by the Collateral Agent in accordance with banking industry rules on interbank compensation.
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SECTION 6.13          Acknowledgement Regarding Any Supported QFCs.  To the extent that this Agreement provides support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States.
SECTION 6.14          Termination or Release.
(a)          This Agreement shall remain in full force and effect until such time as the Secured Obligations have been paid in full, at which time this Agreement shall automatically terminate.  Upon the termination of this Agreement, the Collateral Agent shall, upon the request and at the expense of the Grantors, execute and deliver all documents reasonably requested by the Grantors to evidence such termination.
(b)          By accepting the benefits hereof, each Secured Party irrevocably authorizes and directs the Collateral Agent, at its option and in its discretion: (i) to release any Lien on any property granted to or held by the Collateral Agent under this Agreement (A) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition not prohibited under the Loan Document, (B) to the extent such property becomes Excluded Property, or (C) if approved, authorized or ratified in accordance with the provisions of the Loan Documents; (ii) to subordinate any Lien on any property of any Grantor granted to or held by the Collateral Agent under this Agreement to the holder of any Lien on such property, to the extent that (A) such property constitutes fixed or capital assets acquired, constructed or improved by such Grantor, and (B) such Lien is permitted pursuant to the terms of the Loan Documents; and (iii) to release any Grantor from its obligations under this Agreement (including the release of all Liens on such Grantor’s property granted to or held by the Collateral Agent under this Agreement) if such Person cease to be a Subsidiary (or otherwise becomes an Excluded Subsidiary) as a result of a transaction not prohibited under the Loan Documents; provided, that, no such release shall occur pursuant to this clause (iii) if such Grantor continues to be obligated in respect of any Secured Obligations.  In each case as specified in the immediately preceding sentence, the Collateral Agent will, at the Company’s expense, execute and deliver to the applicable Grantor such documents as such Grantor may reasonably request to evidence the release of such item of Collateral from the security interest granted under this Agreement or to
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subordinate its interest in such item, or to release such Grantor from its obligations under this Agreement, in each case in accordance with the terms of the immediately preceding sentence.
SECTION 6.15          Additional Subsidiaries.  At any time after the execution of this Agreement, each Subsidiary that is required to become a Grantor shall become a party to this Agreement upon execution and delivery by the Collateral Agent and such Subsidiary of a Supplement and, immediately upon such execution and delivery, and without any further action, such Subsidiary shall (a) become a party to this Agreement as a Grantor and shall have all of the rights and obligations of a Grantor hereunder, and (b) be deemed to have to have made the representations and warranties set forth herein, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Subsidiary had executed this Agreement on the original date hereof.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary as a party to this Agreement.
SECTION 6.16          Security Interest Absolute.  All rights of the Collateral Agent hereunder, the security interests granted pursuant hereto, and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of this Agreement, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, this Agreement, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:	CDK GLOBAL, INC., a Delaware corporation

By:
Name:
Title:
[GRANTOR], a [__]

By:
Name:
Title:
[GRANTOR], a [__]

By:
Name:
Title:

COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE I
PLEDGED EQUITY INTERESTS; PLEDGED DEBT SECURITIES

SCHEDULE II
COMMERCIAL TORT CLAIMS

SCHEDULE III
INTELLECTUAL PROPERTY

EXHIBIT A
[FORM OF] SUPPLEMENT
SUPPLEMENT NO. [__], dated as of [__] (this “Supplement”), to that certain Security and Pledge Agreement, dated as of [__] (as amended, restated, supplemented or otherwise modified from time to time, the “Security and Pledge Agreement”), by and among CDK GLOBAL, INC., a Delaware corporation (the “Company”), the other Grantors party thereto, and BANK OF AMERICA, N.A., as Collateral Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security and Pledge Agreement.  The rules of construction specified in Section 1.02 of the Security and Pledge Agreement shall apply to this Supplement, mutatis mutandis.
The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Grantor under the Security and Pledge Agreement.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1.  In accordance with Section 6.15 of the Security and Pledge Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security and Pledge Agreement with the same force and effect as if originally named therein as a Grantor.  The New Subsidiary hereby (a) agrees to all the terms and provisions of the Security and Pledge Agreement applicable to it in such capacity, and (b) represents and warrants that the representations and warranties made by it in such capacity thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, to secure the prompt payment and performance in full when due, whether by lapse or time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, the New Subsidiary hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, and right of set off against, any and all right, title and interest of the New Subsidiary in, to and under, whether now owned or existing or owned, acquired or arising hereafter in, the Collateral of the New Subsidiary.  Each reference to a Grantor in the Security and Pledge Agreement shall be deemed to include the New Subsidiary.  The Security and Pledge Agreement is hereby incorporated herein by reference.
SECTION 2.  The New Subsidiary represents and warrants that this Supplement (a) has been duly authorized by all necessary organization and, if required equity holder action, and (b) has been duly executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.  The New Subsidiary hereby irrevocably authorizes the Collateral Agent (or its designee) at any time and from time to time (a) to file in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets, whether now owned or hereafter acquired” of the New Subsidiary or words of similar effect or of a lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, and (b) to file with the United States Patent and Trademark Office or the United States Copyright Office such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the New Subsidiary pursuant to Section 3.01(a) of the Security and Pledge Agreement and this Supplement.  The New Subsidiary agrees to provide the information required for any such filing to the Collateral Agent promptly upon request.  The New Subsidiary also ratifies its authorization for the Collateral Agent (or its designee) to file in any relevant jurisdiction or filing office any of the foregoing financing statements, documents or amendments thereto if filed prior to the date of this Supplement.
SECTION 4.  As of the date of this Supplement, Schedule I sets forth a true and complete list, with respect to the New Subsidiary, of (a) all the Pledged Equity Interests owned by the New Subsidiary, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary, and, in the case of any certificated Pledged Equity Interests, the certificate number (and number of units represented by each such certificate) for any certificate evidencing such Pledged Equity Interests, and (b) all the Pledged Debt Securities owned by the New Subsidiary.  Schedule II sets forth, as of the date of this Supplement, a true and complete list, with respect to the New Subsidiary, of each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary for which the New Subsidiary has determined that it reasonably expects to recover at least $5,000,000, including a summary description of such claim.  Schedule III sets forth, as of the date of this Supplement, a true and correct list, with respect to the New Subsidiary, of (i) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending, and (iv) all United States exclusive Copyright Licenses under which the New Subsidiary is a licensee, as applicable, specifying, with respect to any such Patents, Copyrights or Trademarks, the name of the registered owner, title or type of mark, registration or application number, and registration date (if already registered) or filing date, and with respect to any such exclusive Copyright Licenses, the licensee, licensor and date of such license agreement.  Schedule IV sets forth, as of the date of this Supplement, the name of jurisdiction of organization of, and the percentage of each class of Equity Interests owned by, the owner(s) of the Equity Interests of the New Subsidiary.  Schedule V sets forth, as of the date of this Supplement, the New Subsidiary’s (A) exact legal name, (B) any former legal names in the four (4) months prior to the date of this Supplement, if any, (C) jurisdiction of its incorporation or organization, as applicable, (D) type of organization, (E) jurisdictions in which the New Subsidiary is qualified to do business, (F) chief executive office address, (G) principal place of business address, (H) U.S. federal taxpayer identification number, and (I) organization identification number.
SECTION 5.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Supplement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Supplement.  Subject to Section 6.11 of the Security and Pledge Agreement, this Supplement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Supplement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Supplement.  For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by the Collateral Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.
SECTION 6.  Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions
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hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security and Pledge Agreement.
SECTION 8.  The terms of Section 6.13 of the Security and Pledge Agreement with respect to acknowledgement regarding any Supported QFCs is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 9.  This Supplement shall be construed in accordance with and governed by the law of the State of New York.  The provisions of Sections 6.08(b), (c), and (d) and Section 6.09 of the Security and Pledge Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

NEW SUBSIDIARY:	[NEW SUBSIDIARY], a [__]

By:
Name:
Title:

COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[schedules to Supplement to be added by New Subsidiary]

Exhibit G

Form of Secured Party Designation Notice

See attached.

EXHIBIT G
[FORM OF] SECURED PARTY DESIGNATION NOTICE
[Date]
To:          Bank of America, N.A., as Administrative Agent and Collateral Agent
Ladies and Gentlemen:
Reference is hereby made to the Term Loan Credit Agreement, dated as of August 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDK Global, Inc., the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
[Cash Management Bank/Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement and the other Loan Documents, that the Secured Party meets the requirements of a [Cash Management Bank][Hedge Bank] under the terms of the Credit Agreement and the other Loan Documents and is a [Cash Management Bank][Hedge Bank] under the Credit Agreement and the other Loan Documents.
A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.
[__], as a [Cash Management Bank][Hedge Bank]

By:
Name:
Title: